Form of Transfer and Servicing Agreement
For Non-HELOC Note Transactions

SASCO MORTGAGE LOAN TRUST 20[__]-[__], as Issuer

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor

[______________], as Master Servicer

[______________], as Credit Risk Manager

and

[______________], as Indenture Trustee

___________________________

TRANSFER AND SERVICING AGREEMENT

Dated as of [_________] [__], 20[__]

___________________________

SASCO MORTGAGE LOAN TRUST 20[__]-[__]

MORTGAGE BACKED NOTES,

SERIES 20[__]-[__]

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

2

Section 1.01.

Definitions

2

Section 1.02.

Calculations Respecting Mortgage Loans

26

Section 1.03.

Calculations Respecting Accrued Interest

27

ARTICLE II CONVEYANCE OF MORTGAGE LOANS

27

Section 2.01.

Creation and Declaration of Trust Estate; Conveyance of Mortgage

Loans

27

Section 2.02.

Acceptance of Trust Estate by Indenture Trustee: Review of

Documentation

30

Section 2.03.

Grant Clause

32

ARTICLE III REPRESENTATIONS AND WARRANTIES

34

Section 3.01.

Representations and Warranties of the Depositor

34

Section 3.02.

Representations and Warranties of the Master Servicer

36

Section 3.03.

Discovery of Breach

38

Section 3.04.

Repurchase, Purchase or Substitution of Mortgage Loans

39

ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

BY THE MASTER SERVICER; CREDIT RISK MANAGER

40

Section 4.01.

Duties of the Master Servicer

40

Section 4.02.

Master Servicer Fidelity Bond and Master Servicer Errors and

Omissions Insurance Policy

40

Section 4.03.

Master Servicer’s Financial Statements and Related Information

41

Section 4.04.

Power to Act; Procedures

41

Section 4.05.

Enforcement of Servicer’s and Master Servicer’s Obligations

42

Section 4.06.

Collection of Taxes, Assessments and Similar Items

43

Section 4.07.

Collection Account

44

Section 4.08.

Application of Funds in the Collection Account

46

Section 4.09.

Reports to Indenture Trustee and Securityholders

48

Section 4.10.

Termination of Servicing Agreements; Successor Servicers

51

Section 4.11.

Master Servicer Liable for Enforcement

52

Section 4.12.

No Contractual Relationship Between Any Servicer and Indenture

Trustee or Depositor

52

Section 4.13

Assumption of Servicing Agreement by Indenture Trustee

52

Section 4.14

Due-on-Sale Clauses; Assumption Agreements

53

Section 4.15

Release of Mortgage Files

53

Section 4.16.

Documents, Records and Funds in Possession of Master Servicer

To Be Held for Indenture Trustee

54

Section 4.17.

Opinion

55

Section 4.18.

Standard Hazard and Flood Insurance Policies

55

Section 4.19.

Presentment of Claims and Collection of Proceeds

56

Section 4.20.

Maintenance of the Primary Mortgage Insurance Policies

56

Section 4.21.

Indenture Trustee To Retain Possession of Certain Insurance

Policies and Documents

57

Section 4.22.

Compensation to the Master Servicer

57

Section 4.23.

REO Property

57

Section 4.24.

[Reserved]

58

Section 4.25.

Reports to the Indenture Trustee

58

Section 4.26.

Annual Officer’s Certificate as to Compliance

58

Section 4.27.

Annual Independent Accountants’ Servicing Report

60

Section 4.28.

Merger or Consolidation

60

Section 4.29.

Resignation of Master Servicer

60

Section 4.30.

Assignment or Delegation of Duties by the Master Servicer

61

Section 4.31.

Limitation on Liability of the Master Servicer and Others

61

Section 4.32.

Indemnification; Third-Party Claims

62

Section 4.33.

Special Servicing of Delinquent Mortgage Loans

62

Section 4.34.

Alternative Index

63

Section 4.35.

[Reserved]

63

Section 4.36.

Duties of the Credit Risk Manager

63

Section 4.37.

Limitation Upon Liability of the Credit Risk Manager

64

Section 4.38.

Removal of Credit Risk Manager

65

ARTICLE V DEPOSITS AND DISTRIBUTIONS TO HOLDERS

66

Section 5.01

The Collection Account

66

Section 5.02.

The Note Account

67

Section 5.03.

Payments from the Note Account

68

Section 5.04.

Allocation of Losses

70

Section 5.05.

The Cap Agreement

70

Section 5.06.

[Reserved]

71

Section 5.07

The Certificate Account

71

Section 5.08

Control of the Trust Accounts

71

Section 5.09.

Advances by Master Servicer and Servicers

75

ARTICLE VI EVENTS OF DEFAULT; REPORTS

76

Section 6.01.

Events of Default; Indenture Trustee To Act; Appointment

of Successor

76

Section 6.02.

Additional Remedies of Indenture Trustee Upon Event of Default

80

Section 6.03.

Waiver of Defaults

81

Section 6.04.

Notification to Holders

81

Section 6.05.

Directions by Noteholders and Duties of Indenture Trustee

During Event of Default

81

Section 6.06.

Action Upon Certain Failures of the Master Servicer and Upon

Event of Default

82

Section 6.07.

Preparation of Reports

82

Section 6.08

Reporting Requirements of the Commission and Indemnification

84

ARTICLE VII TAX ADMINISTRATION

85

Section 7.01

Tax Treatment

85

ARTICLE VIII TERMINATION

87

Section 8.01.

Termination

87

Section 8.02

Termination Prior to Maturity Date; and Optional Redemption

88

Section 8.04.

Certain Notices Upon Final Payment.

88

Section 8.05.

Beneficiaries.

89

ARTICLE IX MISCELLANEOUS PROVISIONS

89

Section 9.01

Binding Nature of Agreement; Assignment

89

Section 9.02

Entire Agreement

89

Section 9.03

Amendment

89

Section 9.04

Acts of Securityholders

90

Section 9.05

Recordation of Agreement

91

Section 9.06

Governing Law

91

Section 9.07

Notices

91

Section 9.08

Severability of Provisions

91

Section 9.09

Indulgences; No Waivers

91

Section 9.10

Headings Not To Affect Interpretation

92

Section 9.11

Benefits of Agreement

92

Section 9.12

Special Notices to the Rating Agencies

92

Section 9.13

Indemnification of Indenture Trustee

92

Section 9.14

Counterparts

93

Section 9.15

Execution by the Issuer

93

Section 9.16

Transfer of Servicing

93

ATTACHMENTS

Exhibit A-1

Form of Initial Certification

Exhibit A-2

Form of Interim Certification

Exhibit A-3

Form of Final Certification

Exhibit A-4

Form of Endorsement

Exhibit B

Request for Release of Documents and Receipt

Exhibit C

List of Servicing Agreements

Exhibit D

(Reserved)

Exhibit E

(Reserved)

Exhibit F-1

Custodial Agreement ([___________________])

Exhibit F-2

Custodial Agreement ([___________________])

Exhibit F-3

Custodial Agreement ([___________________])

Exhibit F-4

Custodial Agreement ([___________________])

Exhibit G

List of Credit Risk Management Agreements

Exhibit H

(Reserved)

Exhibit I

Form of Certification to be Provided by Indenture Trustee to the Depositor/Master Servicer

Exhibit J-1

Format of Watchlist Report

Exhibit J-2

Format of Loss Severity Report

Exhibit J-3

Format of Mortgage Insurance Claims Report

Exhibit J-4

Format of Prepayment Premiums Report

Exhibit J-5

Format of Analyst Report

Exhibit K

Form of Certification to be Provided by the Credit Risk Manager

Exhibit L

Interest Rate Cap Agreement

Schedule A

Mortgage Loan Schedule

This TRANSFER AND SERVICING AGREEMENT, dated as of [___________] [__], 20[__] (the “Agreement” or the “Transfer and Servicing Agreement”), is by and among SASCO MORTGAGE LOAN TRUST 20[__]-[__], a Delaware statutory trust, as issuer (the “Issuer”), STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), [______________], as Indenture Trustee (the “Indenture Trustee”), [______________], as Credit Risk Manager (the “Credit Risk Manager”), and [______________], as master servicer (the “Master Servicer”).

PRELIMINARY STATEMENT

WHEREAS, the Depositor has acquired the Mortgage Loans from Lehman Brothers Holdings Inc. (the “Seller”) pursuant to the Mortgage Loan Sale Agreement, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Estate.

WHEREAS, on the Closing Date, the Depositor will acquire the Notes and the Residual Certificate from the Issuer, as consideration for its transfer to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate.

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate.

WHEREAS, pursuant to the Indenture, the Issuer will pledge the Mortgage Loans and the other property constituting the Trust Estate to the Indenture Trustee as security for the Notes;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

The following table sets forth (or describes) the Class designation, Note Interest Rate, initial Class Principal Amount and minimum denomination or Percentage Interest for each Class of Notes issued pursuant to the Indenture.

Class Designation	Note Interest Rate	Initial Class Principal Amount	Minimum Denominations (or Percentage Interest)
Class A	(1)	$[_ ___]	$[_ ___]
Class M1	(2)	$[_ ___]	$[_ ___]
Class M2	(3)	$[_ ___]	$[_ ___]
Class B	[___]%(4)	$[_ ___]	$[_ ___]

_______________

(1)

The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class A Notes is the per annum rate equal to the lesser of (i) LIBOR plus [___]% and (ii) the Net Funds Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 8.02(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A Notes will be LIBOR plus [___]%.

(2)

The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M1 Notes is the per annum rate equal to the lesser of (i) LIBOR plus [___]% and (ii) the Net Funds Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 8.02(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Notes will be LIBOR plus [___]%.

(3)

The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M2 Notes is the per annum rate equal to the lesser of (i) LIBOR plus [___]% and (ii) the Net Funds Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 8.02(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Notes will be LIBOR plus [___]%.

(4)

The Note Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class B Notes is the per annum rate equal to the lesser of (i) [___]% and (ii) the Net Funds Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 8.02(a) on the Initial Optional Purchase Date, then with respect to each subsequent Payment Date the per annum rate will be increased to [___]%.

ARTICLE I

DEFINITIONS

Section 1.01

Definitions.  The following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  As provided in each Servicing Agreement.

Accountant:  A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accrual Period:  With respect to any Payment Date and any Class of LIBOR Notes, the period beginning on the immediately preceding Payment Date (or on the Cut-off Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.  With respect to any Payment Date and the Class B Notes, the calendar month immediately preceding the month in which the related Payment Date occurs.

Adjustable Rate Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage Note provides for the adjustment of the Mortgage Rate applicable thereto.

Administration Agreement:  The Administration Agreement dated as of September 1, 20[__] among the Issuer, the Administrator and the Depositor, as such may be amended or supplemented from time to time.

Administrator:  [_______________], or any successor in interest thereto, in its capacity as Administrator under the Administration Agreement.

Advance:  With respect to a Mortgage Loan other than a Simple Interest Mortgage Loan, an advance of the aggregate of payments of principal and interest (net of the applicable Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Master Servicer and any Servicer pursuant to Section 5.09.  With respect to a Simple Interest Mortgage Loan, an advance of an amount equal to the interest accrual on such Simple Interest Mortgage Loan through the related Due Date but not received as of the close of business on the related Payment Date (net of the applicable Servicing Fee) required to be made by or on behalf of the Master Servicer or any Servicer pursuant to Section 5.09, but only to the extent that such amount is expected, in the reasonable judgment of the Master Servicer or Servicer, to be recoverable from collections or recoveries in respect of such Simple Interest Mortgage Loans.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Expense Rate:  With respect to any Mortgage Loan, the sum of the Servicing Fee Rate, the Indenture Trustee Fee Rate, the Owner Trustee Fee Rate and the applicable Insurance Fee Rate, in the case of any Mortgage Loan covered by a LPMI Policy.

Agreement:  This Transfer and Servicing Agreement and all amendments and supplements hereto.

Anniversary Year:  The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on next succeeding anniversary of the Closing Date.

Applied Loss Amount:  With respect to any Payment Date, the excess of (x) the aggregate Note Principal Amount of the LIBOR Notes after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and payments of principal on such Payment Date, but before giving effect to any application of the Applied Loss Amount with respect to such date, over (y) the Pool Balance for such Payment Date.

Appraised Value:  With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Indenture Trustee for the benefit of Securityholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Issuer nor the Indenture Trustee shall be responsible for determining whether any such assignment is in recordable form.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Depositor.

Balloon Mortgage Loan:  Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

Balloon Payment:  The final Scheduled Payment in respect of a Balloon Mortgage Loan.

Bankruptcy:  As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

Bankruptcy Code:  The United States Bankruptcy Code of 1986, as amended.

Basis Risk Shortfall:  With respect to any Payment Date and any Class of Offered Notes, the amount by which the amount of interest calculated at the Note Interest Rate applicable to such Class for such date, determined without regard to the Net Funds Cap for such date but subject to a cap equal to the Maximum Interest Rate exceeds the amount of interest calculated at the Net Funds Cap.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Depositor and the Indenture Trustee to the effect that any proposed transfer of Securities will not (i) cause the assets of the Trust Estate to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Indenture Trustee, respectively.

Bulk PMI Policy:  Not applicable.

Business Day:  Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Indenture Trustee is located, or the States of [___________], [___________], [___________] or [___________] are authorized or obligated by law or executive order to be closed, or (iii) with respect to any Servicer Remittance Date or any Servicer reporting date, the States specified in the definition of “Business Day” in the related Servicing Agreement, are authorized or obligated by law or executive order to be closed.

Cap Agreement:  The Interest Rate Cap Agreement dated as of [________] [__], entered into between the Indenture Trustee on behalf of the Trust (for the benefit of Securityholders) and the Cap Provider, which agreement provides for monthly payments, commencing with the Payment Date in [__________] [___] and terminating with the Payment Date in  [__________] [___], by the Cap Provider specified therein, but subject to the conditions set forth therein, together with the confirmation and schedules relating thereto, in the form of Exhibit L hereto.

Cap Provider:  [________________]

Carryforward Interest:  With respect to any Payment Date and each Class of Notes, the sum of (i) the excess of (x) the sum of (A) Current Interest for such Class for the immediately preceding Payment Date and (B) any unpaid Carryforward Interest for such Class from previous Payment Dates over (y) the amount distributed in respect of interest on such Class on such immediately preceding Payment Date and (ii) interest on such amount for the related Accrual Period at the applicable Note Interest Rate.

Certificate Account:  The account maintained by the Administrator pursuant to Section 5.07(a).

Certificateholder:  As defined in the Trust Agreement.

Civil Relief Act:  The Servicemembers Civil Relief Act, as amended.

Class:  All Notes bearing the same class designation.

Class M Notes:  Collectively, the Class M1 and Class M2 Notes.

Class Principal Amount:  With respect to each Class of Notes, the aggregate of the Note Principal Amounts of all Notes of such Class at the date of determination.

Closing Date:  [_________] [__], 20[__].

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collection Account:  A separate account established and maintained by the Master Servicer pursuant to Section 4.07.

Collection Period:  With respect to any Payment Date and Mortgage Loan, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Compensating Interest Payment:  With respect to any Payment Date, an amount equal to the amount, if any, by which (x) the aggregate amount of any Prepayment Interest Shortfalls with respect to such Payment Date exceeds (y) the aggregate amount actually paid by the Servicers in respect of such shortfalls.  The Master Servicer shall not be responsible for making any Compensating Interest Payment.

Control:  The meaning specified in Section 8-106 of the New York UCC.

Conventional Loan:  A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

Corporate Trust Office:  The principal corporate trust office of the Indenture Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at  [__________], Attention:  SASCO 20[__]-[__].

Credit Risk Management Agreement:  Each credit risk management agreement dated as of the Closing Date, entered into by a Servicer (or the Depositor) and the Credit Risk Manager, identified on Exhibit G attached hereto.

Credit Risk Manager:  [____________], a  [__________], and its successors and assigns.

Credit Risk Manager’s Fee:  With respect to any Payment Date and each Mortgage Loan, an amount equal to the product of (a) one twelfth, (b) the Credit Risk Manager’s Fee Rate and (c) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

Credit Risk Manager’s Fee Rate:  [____]% per annum.

Current Interest:  With respect to each Class of Notes and any Payment Date, the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Payment Date.

Custodial Account:  Any custodial account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Servicing Agreement.

Custodial Agreement:  Each custodial agreement attached as Exhibit F hereto, and any custodial agreement subsequently executed by the Indenture Trustee and acknowledged by the Master Servicer substantially in the form thereof.

Custodian:  Each custodian appointed by the Indenture Trustee pursuant to a Custodial Agreement, and any successor thereto.  The initial Custodians are [_____________], [_____________], [_____________] and [_____________].

Cut-off Date:  [_           __], 20[__].

Cut-off Date Balance:  With respect to the Mortgage Loans, the Pool Balance as of the Cut-off Date.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding.

Deferred Amount:  With respect to any Payment Date and each Class of Subordinate Notes, the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously reimbursed in respect thereof and (ii) the amount by which the Class Principal Amount of such Class has been increased due to any Subsequent Recovery.

Definitive Certificate:  A Certificate of any Class issued in definitive, fully registered, certificated form.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

Deleted Mortgage Loan:  A Mortgage Loan that is repurchased from the Trust Estate pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Deposit Date:  With respect to each Payment Date, the Business Day immediately preceding such Payment Date.

Depositor:  Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

Determination Date:  With respect to each Payment Date, the [___] day of the month in which such Payment Date occurs, or, if such [___] day is not a Business Day, the next succeeding Business Day.

Distressed Mortgage Loan:  Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note, or for which the applicable Servicer or the Indenture Trustee has accepted a deed in lieu of foreclosure.

Due Date:  With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Indenture Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Indenture Trustee and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Investments:  Any one or more of the following obligations or securities:

(i)

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)

federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or FHLMC with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to the highest short-term credit rating category of Fitch and one of the two highest short-term credit rating categories of Moody’s and S&P; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Note Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)

a Qualified GIC;

(vii)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Indenture Trustee or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Notes.  Such investments in this subsection (viii) may include money market mutual funds or common Trust Estates, including any fund for which [________________] (the “Bank”) in its capacity other than as Indenture Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Indenture Trustee, the Master Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Indenture Trustee, the Master Servicer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.  The Indenture Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Indenture Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

Entitlement Holder:  The meaning specified in Section 8-102(a)(7) of the New York UCC.

Entitlement Order:  The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Restricted Note:  Any Class B Note, and any other Note which does not have a rating of BBB- or above or Baa3 or above (or its equivalent).

Errors and Omission Insurance Policy:  Any errors or omission insurance policy required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

Escrow Account:  Any account with respect to tax and insurance escrow payments established and maintained by each Servicer pursuant to the related Servicing Agreement.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 6.01(a).

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Fannie Mae:  Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Fidelity Bond:  Any fidelity bond required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

Financial Asset:  The meaning specified in Section 8-102(a) of the New York UCC.

Fitch:  Fitch, Inc., or any successor in interest.

Fixed Rate Mortgage Loans:  Any Mortgage Loan as to which the related Mortgage Note provides for a fixed rate of interest throughout the term of such Note.

GNMA:  The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Holder or Securityholder:  The registered holder of any Note or Residual Certificate as recorded on the books of the Note Registrar or the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note or Residual Certificate registered in the name of the Depositor, the Master Servicer or the Indenture Trustee or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Notes and an Residual Certificate which a Responsible Officer of the Indenture Trustee knows to be so held shall be disregarded.  The Indenture Trustee may request and conclusively rely on certifications by the Depositor in determining whether any Notes or the Residual Certificate are registered to an Affiliate of the Depositor.

HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

Indenture:  The Indenture dated as of [_________] [__], 20[__], between the Issuer and the Indenture Trustee, as such may be amended or supplemented from time to time.

Indenture Trustee:  [_______________], not in its individual capacity but solely as Indenture Trustee, or any successor in interest.

Indenture Trustee Fee:  With respect to each Payment Date and each Mortgage Loan, the product of the Indenture Trustee Fee Rate and the Scheduled Principal Balance of such Mortgage Loan as of the opening of business on the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cut-off Date).

Indenture Trustee Fee Rate:  [___]% per annum.

Independent:  When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index:  The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

Initial Holder:  Lehman Pass-Through Securities, Inc.

Initial LIBOR Rate:  [___]%.

Initial Optional Purchase Date:  The first Payment Date following the date on which the Pool Balance is less than [___]% of the Cut-off Date Balance.

Insurance Fee Rate:  With respect to each Mortgage Loan insured under a LPMI Policy, the per annum rate specified in the Mortgage Loan Schedule under the field “Insurance Fee Rate,” plus any taxes due and payable with respect to any such insured Mortgage Loan that is located in the states of Kentucky and West Virginia; provided, that if the Credit Risk Manager (or an appropriate successor) ceases to provide its services under the Credit Risk Management Agreement, the Insurance Fee Rate specified in the Mortgage Loan Schedule shall be increased by [___]%.

Insurance Policy:  Any primary mortgage insurance policy (including any LPMI Policy), standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds:  Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of any Servicer or Master Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

Interest Remittance Amount:  With respect to any Payment Date and with respect to all of the Mortgage Loans, (a) the sum of (1) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the Servicers, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer), minus (w) the LPMI Insurance Premiums related to the Mortgage Loans and any state taxes imposed on such premiums, (x) the Servicing Fee, the Owner Trustee Fee and the Indenture Trustee Fee with respect to such Mortgage Loans, (y) previously unreimbursed Advances due to the Servicers, the Master Servicer or the Indenture Trustee (solely in its capacity as successor master servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to the Mortgage Loans and (z) any fees and expenses of any Custodian to the extent not paid by the Depositor or its Affiliates pursuant to Section 6 of the applicable Custodial Agreement, (2) any Compensating Interest Payments with respect to the related Prepayment Period with respect to the Mortgage Loans, (3) the portion of any Purchase Price or Substitution Amount paid with respect to the Mortgage Loans during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) other costs, expenses or liabilities reimbursable to the Indenture Trustee, the Administrator, the Custodians, the Master Servicer and each Servicer to the extent provided in this Agreement, the Indenture, the Administration Agreement, the Custodial Agreements and each Servicing Agreement; provided, however, that in the case of the Indenture Trustee and the Administrator, such reimbursable amounts may not exceed $200,000 in the aggregate during any Anniversary Year.  In the event that the Indenture Trustee incurs reimbursable amounts in excess of $200,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $200,000 be reimbursed to the Indenture Trustee per Anniversary Year.  Notwithstanding the foregoing, costs and expenses incurred by the Indenture Trustee pursuant to Section 4.10(a) in connection with any transfer of servicing shall be excluded from the $200,000 per Anniversary Year limit on reimbursable amounts.

Intervening Assignments:  The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Issuer:  The Delaware statutory trust known as the “SASCO Mortgage Loan Trust 20[__]-[__].”

LBH:  Lehman Brothers Holdings Inc., or any successor in interest.

LIBOR:  With respect to the first Accrual Period, the Initial LIBOR Rate.  With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Indenture Trustee on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Indenture Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM”.  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Indenture Trustee will designate an alternative index that has performed, or that the Indenture Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.

The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the Note Interest Rate applicable to the LIBOR Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Note:  Any Class A, Class M1 or Class M2 Note.

LIBOR Determination Date:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Notes.

Liquidated Mortgage Loan:  Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover from or on account of such Mortgage Loan have been recovered.

Liquidation Expenses:  Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable primary mortgage insurance policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 4.06, 4.18 or 4.23.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

LPMI Insurance Premium:  With respect to each Payment Date and each Mortgage Loan covered by an LPMI Policy, the product of (a) one-twelfth of the applicable Insurance Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

LPMI Policy:  Certain lender paid primary mortgage insurance policies issued by LPMI Providers, covering certain of the Mortgage Loans with original Loan-to-Value Ratios in excess of 80.00%, which policies will be assigned by the Seller or the Master Servicer to the Indenture Trustee on behalf of the Issuer on the Closing Date.

LPMI Provider:  Any insurance company issuing a LPMI Policy

Majority Securityholders:  Until such time as the sum of the Class Principal Amounts of all Classes of Notes has been reduced to zero, the holder or holders of in excess of 50% of the aggregate Class Principal Amount of all Classes of Notes (accordingly, the holder of the Residual Certificate shall be excluded from any rights or actions of the Majority Securityholders during such period); and thereafter, the holder of the Residual Certificate.

Master Servicer:  [____________________], or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Material Defect:  As defined in Section 2.02(c) hereof.

Maturity Date:  With respect to any Class of Notes, the Payment Date in [_________].

Maximum Interest Rate:  The Maximum Interest Rate with respect to any Payment Date will be an annual rate equal to the amount, if any, by which (1) the weighted average of the maximum lifetime Mortgage Rates, as specified in the related Mortgage Notes for the Adjustable Rate Mortgage Loans and the Fixed Mortgage Rate for the Fixed Rate Mortgage Loans, exceeds (2) the weighted average of the Aggregate Expense Rate on the Mortgage Loans.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

Monthly Excess Cashflow:  With respect to any Payment Date, the sum of (x) Monthly Excess Interest and (y) any remaining Principal Payment Amount for such date.

Moody’s:  Moody’s Investors Service, Inc., or any successor in interest.

Mortgage:  A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage File:  The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Indenture Trustee pursuant to this Agreement.

Mortgage Loan:  A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Indenture Trustee for the benefit of Securityholders pursuant to Section 2.01 or Section 3.04, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Sale Agreement:  The mortgage loan sale and assignment agreement dated as of [___________] [__], 20[__], for the sale of the Mortgage Loans by the Seller to the Depositor.

Mortgage Loan Schedule:  The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Estate.  Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the city, state and zip code of the Mortgage Property; (iii) the original principal amount of the Mortgage Loan; (iv) the Mortgage Rate at origination; (v) the monthly payment of principal and interest at origination; (vi) the applicable Servicer servicing such Mortgage Loan and the applicable Servicing Fee Rate; (vii) the Custodian with respect to the Mortgage File related to such Mortgage Loan; (viii) where applicable, whether such Mortgage Loan is covered by the LPMI Policy, the applicable PMI Insurer and the Insurance Fee Rate; (ix) whether such Mortgage Loan is subject to a Prepayment Premium for voluntary prepayments by the Mortgagor, the term during which such Prepayment Premiums are imposed and the method of calculations of the Prepayment Premium and (x) whether such Mortgage Loan is a  Simple Interest Mortgage Loan.  The Depositor shall be responsible for providing the Indenture Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Rate:  As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the applications of the Civil Relief Act.

Mortgaged Property:  The fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

Mortgagor:  The obligor on a Mortgage Note.

Net Funds Cap:  With respect to any Payment Date and any Note, will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for such Payment Date and (2) 12, and the denominator of which is the Pool Balance for the immediately preceding Payment Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Payment Date; provided, however, that with respect to the Class B Notes, clause (b) above will be equal to 1.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds received and retained in connection with the liquidation of such Mortgage Loan net of (i) unreimbursed expenses, (ii) any unreimbursed Advances, if any, and (iii) in the case of a defaulted Second Lien Mortgage Loan, the amount necessary to repay the related senior lien mortgage loan.

Net Mortgage Rate:  With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Aggregate Expense Rate for such Mortgage Loan.

Net Prepayment Interest Shortfall:  With respect to any Deposit Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over any amounts paid with respect to such shortfalls by the Servicers pursuant to the Servicing Agreements.

Net Simple Interest Excess:  With respect to any Payment Date, the excess, if any, of (a) the amount of the payments received by the Servicers and the Master Servicer in the related Collection Period allocable to interest in respect of Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees, over (b) 30 days’ interest at the weighted average (by principal balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Collection Period, as determined by the related Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Payment Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months.  For this purpose, the amount of interest received in respect of the Simple Interest Mortgage Loans in any month shall be deemed (a) to include any Advances of interest made by the related Servicer, the Master Servicer or the Indenture Trustee in such month in respect of such Simple Interest Mortgage Loans and (b) to be reduced by any amounts paid to the related Servicer, the Master Servicer or the Indenture Trustee in such month in reimbursement of Advances previously made by the Servicer, the Master Servicer or the Indenture Trustee in respect of such Simple Interest Mortgage Loans.

Net Simple Interest Shortfall:  With respect to any Payment Date, the excess, if any, of (a) 30 days’ interest at the weighted average (by principal balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Collection Period, as determined by the Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Payment Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of the payments received by the Servicer or the Master Servicer in the related Collection Period allocable to interest in respect of such Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees.

New York UCC:  The Uniform Commercial Code as in effect in the State of New York.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Note Account:  The account maintained by the Indenture Trustee pursuant to Section 5.02.

Noteholder:  As defined in the Indenture.

Note Interest Rate:  With respect to each Class of Notes and any Payment Date, the Note Interest Rate for such Class set forth in the Preliminary Statement to this Agreement.

Note Owner:  As defined in the Indenture.

Note Principal Amount:  With respect to any Notes (other than the Class P Notes), the initial Note Principal Amount thereof on the Closing Date, less the amount of all principal payments previously made with respect to such Note and, in the case of the Subordinate Notes, any Applied Loss Amount previously allocated to such Note; provided, however, that on each Payment Date on which a Subsequent Recovery is distributed, the Note Principal Amount of any Subordinate Note whose Note Principal Amount has previously been reduced by application of Applied Loss Amounts will be increased, in order of seniority, by an amount (to be applied pro rata to all Notes of such Class) equal to the lesser of (i) any Deferred Amount for each such Class immediately prior to such Payment Date and (ii) the total amount of any Subsequent Recovery distributed on such Payment Date to Noteholders, after application (for this purpose) to any more senior Classes of Notes.

Note Register and Note Registrar:   As defined in the Indenture.

Notional Amount:  Not applicable.

Notional Note:  None.

Offered Note: Any Class A, Class M1, Class M2, or Class B Note.

Offering Document:  The Prospectus.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person.

Operative Agreements:  The Trust Agreement, the Certificate of Trust of the Issuer, this Agreement, the Mortgage Loan Sale Agreement, the Indenture, the Administration Agreement, the Custodial Agreements, the Residual Certificate, the Notes and each other document contemplated by any of the foregoing to which the Depositor, the Owner Trustee, the Administrator, the Indenture Trustee or the Issuer is a party.

Opinion of Counsel:  A written opinion of counsel, reasonably acceptable in form and substance to the Indenture Trustee and the Issuer, and who may be in-house or outside counsel to the Depositor, the Master Servicer, the Indenture Trustee or the Issuer but which must be Independent outside counsel with respect to any such opinion of counsel concerning federal income tax matters.

Optimal Interest Remittance Amount:  With respect to each Payment Date, an amount equal to the product of (a) (I) the weighted average of  the Net Mortgage Rates on the Mortgage Loans as of the first day of the related Collection Period divided by (II) 12 multiplied by (b) the Pool Balance for the immediately preceding Payment Date.

Original Loan-to-Value Ratio:  With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgaged Property.

Original Value:  The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Residual Certificate:  An equity certificate representing a 100% undivided beneficial ownership interest in the Trust, substantially in the form attached as part of Exhibit A to the Trust Agreement.

Owner Trustee:  [__________________], a Delaware banking corporation, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

Owner Trustee Fee:  The annual fee of $[___], payable to the Owner Trustee on a monthly basis on each Payment Date during the term of the Trust Agreement.

Owner Trustee Fee Rate:  With respect to any Mortgage Loan and for any Payment Date, the Owner Trustee Fee divided by the aggregate Scheduled Principal Balance of the Mortgage Loans, expressed as a percentage.

Payahead:  With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the applicable Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

Payment Date:  The [___] day of each month or, if such [___] day is not a Business Day, the next succeeding Business Day, commencing in [________] 20[__].

Percentage Interest:  With respect to any Security, the Percentage Interest evidenced thereby shall equal (1) in the case of the Residual Certificate and the Class P Notes, the Percentage Interest on the face of such Security or (ii) in the case of any Offered Note, the initial Note Principal Amount thereof divided by the initial Class Principal Amount of all Notes of the same Class.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan:  An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Plan Asset Regulations:  The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

Pool Balance:  As of any Payment Date and with respect to all of the Mortgage Loans, the aggregate of the Scheduled Principal Balance (or, in the case of Simple Interest Loans, the unpaid principal balance) of all the Mortgage Loans at the end of the immediately preceding Prepayment Period.

Prepayment Interest Excess Amount:  None.

Prepayment Interest Shortfall:  With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month’s interest at the applicable Mortgage Rate (as reduced by the Servicing Fee, in the case of Principal Prepayments in full), on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period:  With respect to each Mortgage Loan, the calendar month immediately preceding the month in which the Payment Date occurs.

Prepayment Premiums:  Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan in the case of a full or partial voluntary prepayment of such Mortgage Loan.

Prime Rate:  The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

PMI Insurer:  Any LPMI Provider.

Principal Payment Amount:  With respect to any Payment Date, an amount equal to the Principal Remittance Amount for such date.

Principal Prepayment:  Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the Servicing Agreement.

Principal Remittance Amount:  With respect to any Payment Date and with respect to all of the Mortgage Loans, (a) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans (other than Simple Interest Mortgage Loans) during the related Collection Period whether by the related Servicers or the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer) (less unreimbursed Advances due to the Master Servicer, any Servicer or the Indenture Trustee with respect to the related Mortgage Loans, to the extent allocable to principal) and any unreimbursed Servicing Advances, (ii) all Principal Prepayments in full or in part received (or deemed by the Master Servicer to have been received) during the related Prepayment Period on the Mortgage Loans, (iii) the outstanding principal balance of each Mortgage Loan that was purchased from the Trust Estate, during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan relating to a Mortgage Loan during the related Prepayment Period allocable to principal and (v) all Net Liquidation Proceeds, Insurance Proceeds, any Subsequent Recovery and other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) other costs, expenses or liabilities reimbursable to the Indenture Trustee, the Administrator, the Master Servicer, each Custodian and each Servicer to the extent provided in this Agreement, the Indenture, the Custodial Agreements and each Servicing Agreement and to the extent the Interest Remittance Amount is less than amounts reimbursable to such parties and not reimbursed from the Interest Remittance Amount, or otherwise.

Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

Prospectus:  The prospectus supplement dated [________] [__], 20[__], together with the accompanying prospectus dated [________] [__], 20[__], relating to the Class A, Class M1, Class M2 and Class B Notes.

Purchase Price:  With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Payment Date; (c) any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local predatory- or abusive-lending laws with respect to the related Mortgage Loan; (d) any unreimbursed Servicing Advances with respect to such Mortgage Loan; and (e) the fair market value of any other property being purchased.  The Master Servicer, each Servicer, each Custodian (or the Indenture Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer or such Servicer under this Agreement or the Servicing Agreement, together with any accrued and unpaid compensation due to the Master Servicer, any Servicer, any Custodian or the Indenture Trustee hereunder or thereunder.

Qualified GIC:  A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Note Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i)

be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii)

provide that the Indenture Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii)

provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Notes, the Indenture Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Indenture Trustee;

(iv)

provide that the Indenture Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v)

provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Note Account, as the case may be, not later than the Business Day prior to any Payment Date.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Notes.

Qualifying Substitute Mortgage Loan:  In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan, (ix) is current as of the date of substitution, (x) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten by any Transferor or in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Mortgage Loan Sale Agreement, (xv) has the same or higher lien position as the Deleted Mortgage Loan, (xvi) is covered by a PMI Policy if the Deleted Mortgage Loan was so covered, and (xvii) contains provisions covering the payment of Prepayment Premium by the Mortgagor for early prepayment of the Mortgage Loan at least as favorable to the Trust as the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xi) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rating Agency:  Each of [Fitch], [Moody’s] and [S&P].

Realized Loss:  With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or any Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation.  In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Record Date:  With respect to the LIBOR Notes and any Payment Date, the close of business on the Business Day immediately preceding such Payment Date.  With respect to the Class B Notes and the Residual Certificate and any Payment Date, the last Business Day of the month immediately preceding the month in which the Payment Date occurs (or, in the case of the first Payment Date, the Closing Date).

Redemption Price:  As defined in the Indenture.

Regulation AB:  Regulation AB promulgated under the Securities Act and the Exchange Act, as the same may be amended from time to time; and all references to any rule, item, section or subsection of, or definition or term contained in, Regulation AB mean such rule, item, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Relevant UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

REO Property:  A Mortgaged Property acquired by the Master Servicer or any Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Responsible Officer:  Any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any corporate trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and, in each case, having direct responsibility for the administration of the Operative Agreements and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P:  Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Scheduled Payment:  Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance:  With respect to (i) any Mortgage Loan (other than a Simple Interest Mortgage Loan) as of any Payment Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Payment Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Indenture Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan).  A Simple Interest Mortgage Loan will not have a Scheduled Principal Balance, but rather its unpaid principal balance for any date of determination will be determined by the amount of the borrower’s fixed monthly payment for the related Collection Period that is allocated to interest under the Simple Interest Method.  As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $[___________].

Second Lien Mortgage Loan:  Any Mortgage Loan that is secured by a second lien on the related Mortgaged Property.

Securities:  Any Note or Residual Certificate.

Securities Act:  The Securities Act of 1933, as amended.

Securities Intermediary:  The Person acting as Securities Intermediary under this Agreement (which is [________________]), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 5.08.

Security Entitlement:  The meaning specified in Section 8-102(a)(17) of the New York UCC.

Securityholders:  The Noteholders and the Certificateholders.

Seller:  Lehman Brothers Holdings Inc., or any successor in interest.

Senior Note:  Any Class A Note.

Servicer Remittance Date:  The day in each calendar month on which each Servicer is required to remit payments to the Collection Account, as specified in the related Servicing Agreement, which is the [___] day of each calendar month (or, if such [___] day is not a Business Day, the next succeeding Business Day).

Servicers:  [__________] and [__________], or any of their respective successors in interest.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses other than Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by a Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and LPMI Insurance Premiums and fire and hazard insurance coverage and (e) any losses sustained by a Servicer with respect to the liquidation of the Mortgaged Property.

Servicing Agreement:  Each Servicing Agreement listed on Exhibit C and any other servicing agreement entered into between a successor servicer and the Seller or Issuer pursuant to the terms of this Agreement.

Servicing Fee:  As to any Payment Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.

Servicing Fee Rate:  With respect to each Mortgage Loan, [____]%.

Simple Interest Method:  With respect to a Simple Interest Mortgage Loan, the method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note and the remainder of such payment is allocated to principal.

Simple Interest Mortgage Loan:  Any Mortgage Loan specified as a “DSI Loan” in the Mortgage Loan Schedule attached hereto as Schedule A.

Subordinate Note:  Any Class M1, Class M2 or Class B Note.

Subsequent Recovery:  Any amount recovered by a Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

Substitution Amount:  The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, and any related unpaid Advances or Servicing Advances or unpaid Servicing Fees.

Telerate Page 3750:  The display currently so designated as “Page 3750” on the Moneyline Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Title Insurance Policy:  A title insurance policy maintained with respect to a Mortgage Loan.

Total Payment Amount:  With respect to any Payment Date, the sum of (i) the Interest Remittance Amount for such date and (ii) the Principal Remittance Amount for such date.

Transfer Agreements: As defined in the Mortgage Loan Sale Agreement.

Transferor:  Each seller of Mortgage Loans to the Seller pursuant to the Transfer Agreements.

Transfer Supplement:  Any Transfer Supplement entered into by the Seller and the Depositor in the form attached as Schedule IV to the Mortgage Loan Sale Agreement.

Trust or Trust Fund:  The Issuer.

Trust Account Property:  The Trust Accounts, the Certificate Account, all amounts and investments held from time to time in the Trust Accounts and the Certificate Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

Trust Account:  The Note Account.

Trust Agreement:  The trust agreement dated as of [_________] [__], 20[__], between the Depositor, the Administrator and the Owner Trustee, as such may be amended or supplemented from time to time.

Trust Estate:  The assets subject to this Agreement and the Indenture, transferred by the Depositor to the Issuer and pledged by the Issuer to the Indenture Trustee, which assets consist of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following:  (a) the Mortgage Loans listed in the Mortgage Loan Schedule, and principal due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans; (b) any Insurance Proceeds, REO Property, Liquidation Proceeds and other recoveries (in each case, subject to clause (a) above), (c) the Collection Account, the Note Account, any Custodial Account, any Escrow Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any Insurance Policies, (e) the rights of the Depositor under the Mortgage Loan Sale Agreement and each Servicing Agreement, the Cap Agreement and all amounts received from the Cap Provider thereunder (to the extent provided herein) and (f) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing.

UCC:  The Uniform Commercial Code as enacted in the relevant jurisdiction.

Underwriter:  Lehman Brothers Inc.

Unpaid Basis Risk Shortfall:  With respect to any Payment Date and any class of Offered Notes, the aggregate of all Basis Risk Shortfalls with respect to such Note remaining unpaid from previous Payment Dates, plus interest accrued thereon at the applicable Note Interest Rate (calculated without giving effect to the Net Funds Cap but limited to a rate no greater than the Maximum Interest Rate).

Voting Interests:  The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, [__]% of all Voting Interests shall be allocated to the Offered Notes.  Voting Interests shall be allocated among such Notes based on the product of (i) [__]% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount of all Notes then outstanding and the denominator of which is the Pool Balance then outstanding.  At all times during the term of this Agreement, [__]% of all Voting Interests shall be allocated to each of the Class P Notes and the Residual Certificate.  Voting Interests shall be allocated among the other Classes of Notes (and among the Notes within each such Class) in proportion to their Class Principal Amounts (or Note Principal Amounts) or Percentage Interests.

Section 1.02

Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Estate shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Indenture Trustee as supplied to the Indenture Trustee by the Master Servicer.  The Indenture Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or any Servicer.

Section 1.03

Calculations Respecting Accrued Interest.

Accrued interest, if any, on any LIBOR Note shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.  Accrued Interest, if any, on any Class B Note shall be calculated based upon a 360-day year consisting of twelve 30-day months.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01

Conveyance of Mortgage Loans.

(a)

As of the Closing Date, in consideration of the Issuer's delivery of the Notes and the Residual Certificate to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Issuer, without recourse, subject to Sections 2.02, 2.03, 3.03 and 3.04, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans.  Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in and to the Collection Account, the Note Account, the Certificate Account, any Custodial Account and any Escrow Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Note Account, the Certificate Account, any Custodial Account and any Escrow Account, any REO Property, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Indenture Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Estate, as Indenture Trustee, in trust, for the benefit and use of the Securityholders and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuer has issued and delivered the Securities to or upon the order of the Depositor, in exchange for the Trust Estate.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Issuer all of its rights and interest under the Mortgage Loan Sale Agreement and delegates its obligations thereunder.  The Issuer hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor.  Upon the issuance of the Securities, ownership in the Trust Estate shall be vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee, for the benefit of the Securityholders.  The Issuer hereby accepts such assignment and delegation, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor.

It is agreed and understood by the Depositor and the Indenture Trustee (and the Depositor has so represented and recognized in the Mortgage Loan Sale Agreement) that it is not intended that any Mortgage Loan to be included in the Trust Estate be either (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 or (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 20[__].

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Indenture Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans.  The Depositor hereby directs the Indenture Trustee, solely in its capacity as Indenture Trustee hereunder, to execute and deliver, concurrently with the execution and delivery of this Agreement, the Cap Agreement.  The Indenture Trustee shall have no duty or responsibility to enter into any other interest rate cap agreement upon the expiration or termination of the Cap Agreement.

(b)

In connection with such transfer and assignment of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee, and/or the applicable Custodian acting on the Indenture Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i)

with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Indenture Trustee, or in blank (in each case, with all necessary intervening endorsements, as applicable) or with respect to any lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii)

the original of any guarantee executed in connection with the Mortgage Note, assigned to the Indenture Trustee;

(iii)

with respect to any Mortgage Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, with evidence of recording thereon.  If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage or power of attorney with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage or power of attorney has been lost, the Depositor shall deliver or cause to be delivered to the Indenture Trustee (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage or power of attorney, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such Mortgage or power of attorney delivered to the Indenture Trustee (or the applicable Custodian) is a true copy and that the original of such Mortgage or power of attorney has been forwarded to the public recording office, or, in the case of a Mortgage or power of attorney that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Indenture Trustee and the Depositor that an original recorded Mortgage or power of attorney is not required to enforce the Indenture Trustee’s interest in the Mortgage Loan;

(iv)

the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Indenture Trustee (or the applicable Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

(v)

with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The Mortgage shall be assigned either (A) in blank, without recourse or (B) to one of the Custodians or the Indenture Trustee, without recourse;

(vi)

if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an “Intervening Assignment”), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Indenture Trustee that such original Intervening Assignment is not required to enforce the Indenture Trustee’s interest in the Mortgage Loan;

(vii)

with respect to any Mortgage Loan, the original mortgagee title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy, with an original or certified copy of such title insurance policy to follow as soon after the Closing Date as reasonable practicable) or attorney’s opinion of title and abstract of title;

(viii)

the original primary mortgage insurance policy or certificate, or an electronic certification evidencing the existence of the primary mortgage insurance policy certificate, if private mortgage guaranty insurance is required;

(ix)

the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such security agreement, chattel mortgage or their equivalent instrument delivered to the Indenture Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office; and

(x)

with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest.

The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit A-4 is intended to effect the transfer to the Indenture Trustee as pledgee of the Issuer, for the benefit of the Securityholders, of the Mortgage Notes and the Mortgages.

(c)

(i) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Depositor delivers an Opinion of Counsel (which must be Independent counsel) acceptable to the Indenture Trustee and the Rating Agencies, to the effect that recording in such states is not required to protect the Indenture Trustee’s interest in the related Non-MERS Mortgage Loans; provided, further, that notwithstanding the delivery of any Opinion of Counsel, the Master Servicer shall cause the applicable Servicer to submit each Assignment of Mortgage for recording upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be properly recorded by each Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan.

(ii)

With respect to each MERS Mortgage Loan, the Master Servicer shall cause the applicable Servicer, at the expense of the Depositor, to take such actions as are necessary to cause the Indenture Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(d)

In instances where a Title Insurance Policy is required to be delivered to the Indenture Trustee or the applicable Custodian on behalf of the Indenture Trustee under clause (b)(vii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Indenture Trustee, or to the applicable Custodian on behalf of the Indenture Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e)

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Indenture Trustee, or to the applicable Custodian on behalf of the Indenture Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.07(d) have been so deposited.  All original documents that are not delivered to the Indenture Trustee or the applicable Custodian on behalf of the Indenture Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Indenture Trustee and the Securityholders.

Section 2.02

Acceptance of Trust Estate; Review of Documentation.

(a)

Subject to the provisions of Section 2.01, the Owner Trustee, on behalf of the Issuer, acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Estate and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Estate” be delivered to the Indenture Trustee (or the Custodian) on its behalf.

The Indenture Trustee, by execution and delivery hereof, acknowledges receipt by it or by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Indenture Trustee, or by the applicable Custodian on behalf of the Indenture Trustee, under this Section 2.02.  The Indenture Trustee, or the applicable Custodian on behalf of the Indenture Trustee, will execute and deliver to the Depositor, the Master Servicer and the Indenture Trustee on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit A-1, as applicable).

(b)

Within 45 days after the Closing Date, the Indenture Trustee or the applicable Custodian on behalf of the Indenture Trustee, will, for the benefit of Securityholders, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Master Servicer and the Indenture Trustee an Interim Certification in the form annexed hereto as Exhibit A-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit A-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(c) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan.  The Indenture Trustee, or the applicable Custodian on behalf of the Indenture Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Indenture Trustee nor any applicable Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c)

If in the course of the review described in paragraph (b) above the Indenture Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a “Material Defect”), the Indenture Trustee, or the applicable Custodian on behalf of the Indenture Trustee, discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Master Servicer.  Within 90 days of its receipt of such notice, the Transferor, or if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Indenture Trustee with an Officer’s Certificate confirming that such cure has been effected).  If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, the Transferor, or if the Transferor does not do so, the Depositor shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Estate, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Estate at the Purchase Price.  A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Indenture Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred.  Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 3.04.  The failure of the Indenture Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Estate.

(d)

Within 180 days following the Closing Date, the Indenture Trustee, or the applicable Custodian, shall deliver to the Depositor, the Master Servicer and the Indenture Trustee a Final Certification substantially in the form attached as Exhibit A-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit A-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e)

Nothing in this Agreement shall be construed to constitute an assumption by the Trust Estate, the Indenture Trustee, any Custodian or the Noteholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f)

Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges that the applicable Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02 and the Custodial Agreement.  The Indenture Trustee is hereby authorized and directed by the Depositor to appoint each such Custodian and to execute and deliver each of the Custodial Agreements and to execute and deliver Transaction Addendum No. [___] to the Master Consulting Agreement with the Credit Risk Manager.

(g)

Upon execution of this Agreement, the Depositor hereby delivers to the Indenture Trustee and the Indenture Trustee acknowledges a receipt of the Mortgage Loan Sale Agreement, each Servicing Agreement and each Primary Mortgage Insurance Policy.

Section 2.03

Grant Clause.

(a)

It is intended that the conveyance by the Depositor to the Issuer of the Mortgage Loans, as provided for in Section 2.01 be construed as a sale by the Depositor to the Issuer of the Mortgage Loans and other assets in the Trust Estate for the benefit of the Securityholders.  Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Issuer to secure a debt or other obligation of the Depositor.  However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Estate, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Issuer of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, the Certificate Account, the Note Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Issuer of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Indenture Trustee or any other agent of the Issuer of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

(b)

The Depositor and, at the Depositor’s direction, the Issuer shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Issuer, and the Issuer shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Issuer’s security interest in or lien on the Mortgage Loans as evidenced by an Officer’s Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Issuer (such preparation and filing shall be at the expense of the Owner Trustee, if occasioned by a change in the Owner Trustee’s name), (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Indenture Trustee.  Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement and the Indenture, each of the Depositor and the Issuer authorizes its immediate or intermediate transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.03(b).

(c)

The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Estate and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Issuer is held by the Owner Trustee on behalf of the Issuer.  In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Estate by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Estate is held by the Issuer on behalf of the Securityholders.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01

Representations and Warranties of the Depositor.

(a)

The Depositor hereby represents and warrants to the Master Servicer, the Issuer and the Indenture Trustee, for the benefit of Securityholders, as of the Closing Date or such other date as is specified, that:

(i)

the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)

the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the Note of incorporation or bylaws of the Depositor;

(iii)

the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Indenture Trustee, the Master Servicer and the Credit Risk Manager, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

(vi)

immediately prior to the transfer and assignment of the Mortgage Loans to the Indenture Trustee on behalf of the Issuer, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Indenture Trustee on behalf of the Issuer free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

(b)

The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Issuer hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement).  To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Sale Agreement (other than the representations and warranties set forth in Sections 1.04(b) (xiii), (xiv) and (xv) of the Mortgage Loan Sale Agreement which shall be deemed to be made solely by the Seller), the only right or remedy of the Master Servicer, the Issuer, the Indenture Trustee or any Securityholder hereunder shall be their rights to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it.  Each of the Master Servicer, the Issuer, the Indenture Trustee acknowledges that, except as provided in the parenthetical in the immediately preceding sentence or as otherwise provided in the Mortgage Loan Sale Agreement, the Seller shall not have any obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans sold by it if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty.  Each of the Master Servicer, the Issuer, the Indenture Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 3.01(a)(vi)) under any circumstances.

(c)

It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 3.01(i) through (vi) shall survive the execution and delivery of this Agreement.  The Depositor shall indemnify the Master Servicer, the Indenture Trustee and the Issuer and hold each of the Master Servicer, the Indenture Trustee and the Issuer harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor’s representations and warranties contained in Sections 3.01(a)(i) through (vi) hereof.  It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer, the Indenture Trustee and the Issuer as provided in this Section constitutes the sole remedy of the Indenture Trustee, the Master Servicer and the Issuer respecting a breach by the Depositor of the representations and warranties in Sections 3.01(a)(i) through (vi) hereof.

Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 3.01(a)(i) through (vi) hereof shall accrue upon discovery of such breach by the Issuer, the Master Servicer or the Indenture Trustee.

Section 3.02

Representations and Warranties of the Master Servicer.  (a) The Master Servicer hereby represents and warrants to the Depositor, the Issuer and the Indenture Trustee, for the benefit of the Securityholders, as of the Closing Date that:

(i)

it is validly existing and in good standing under the laws of the State of its incorporation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)

the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)

this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)

the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)

no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)

the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or FHLMC-approved seller/servicer;

(viii)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x)

the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 4.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi)

the information about the Master Servicer under the heading “The Master Servicer” in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b)

It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive the execution and delivery of this Agreement.  The Master Servicer shall indemnify the Depositor, the Issuer and the Indenture Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in Section 3.02(a).  It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Issuer and the Indenture Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.01) of the Depositor, the Issuer and the Indenture Trustee, respecting a breach of the foregoing representations and warranties.  Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by the Depositor, the Master Servicer, the Indenture Trustee or the Issuer or notice thereof by any one of such parties to the other parties.  Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

Section 3.03

Discovery of Breach.

It is understood and agreed that the representations and warranties (i) set forth in Section 3.01, (ii) of the Seller set forth in the Mortgage Loan Sale Agreement and assigned to the Issuer by the Depositor hereunder and (iii) of each Transferor and of each Servicer assigned by the Seller to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Issuer by the Depositor hereunder, shall be pledged by the Issuer to the Indenture Trustee under the Indenture and shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Indenture Trustee and shall continue throughout the term of this Agreement.  Upon discovery by any of the Depositor, the Master Servicer or the Indenture Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.  Within 90 days of the discovery of a breach of any representation or warranty given to the Issuer by the Depositor or given by any Transferor or the Seller and assigned to the Indenture Trustee, such Transferor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Issuer at the Purchase Price (or, with respect to Mortgage Loans as to which there is a breach of a representation or warranty set forth in Section [___] of the Mortgage Loan Sale Agreement, at the purchase price therefor paid by the Seller under the Mortgage Loan Sale Agreement) or (c) with respect to the Mortgage Loans, within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.  In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Indenture Trustee, the Indenture Trustee shall enforce its rights under the applicable Transfer Agreement and the Mortgage Loan Sale Agreement for the benefit of Securityholders. As provided in the Mortgage Loan Sale Agreement, if any Transferor substitutes a mortgage loan for a Deleted Mortgage Loan pursuant to the related Transfer Agreement and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, then pursuant to the terms of each Mortgage Loan Sale Agreement the Seller will, in exchange for such substitute mortgage loan, (i) pay to the Trust Estate the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute a Qualifying Substitute Mortgage Loan.

Section 3.04

Repurchase, Purchase or Substitution of Mortgage Loans.

(a)

With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Mortgage Loan Sale Agreement or by the Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Indenture Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account.  The Indenture Trustee upon receipt of (i) the full amount of the Purchase Price for a Deleted Mortgage Loan, (ii) a written certification from the Master Servicer that it has received the full amount of the Purchase Price for a Deleted Mortgage Loan and has deposited such amount in the Collection Account or (iii) notification from the related Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, the Seller or the Transferor as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement and the Indenture, which instruments shall be prepared by the related Servicer and the Indenture Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

(b)

With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Indenture Trustee (or its custodian) in exchange for a Deleted Mortgage Loan:  (i) the Depositor, the Transferor or the Seller, as applicable, must deliver to the Indenture Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan.  As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Master Servicer, at the expense of the Depositor and at the direction and with the cooperation of the applicable Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the applicable Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Indenture Trustee (on behalf of the Issuer) to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER; CREDIT RISK MANAGER

Section 4.01

Duties of the Master Servicer.  For and on behalf of the Depositor, the Issuer, the Indenture Trustee and the Securityholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of each Servicing Agreement.  Notwithstanding anything in this Agreement, any Servicing Agreement or any Credit Risk Management Agreement to the contrary, the Master Servicer shall have no duty or obligation to enforce any Credit Risk Management Agreement or to supervise, monitor or oversee the activities of any Servicer under its applicable Credit Risk Management Agreement with respect to any action taken or not taken by a Servicer at the direction of the Seller or pursuant to a recommendation of the Credit Risk Manager.

Section 4.02

Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.  (a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without thirty days’ prior written notice to the Indenture Trustee.  The Master Servicer shall provide the Indenture Trustee, upon request, with a copy of such policy and fidelity bond.  The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Indenture Trustee upon request.

(b)

The Master Servicer shall promptly report to the Indenture Trustee any material changes that may occur in the Master Servicer’s Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Indenture Trustee, on request, certificates evidencing that such bond and insurance policy are in full force and effect.  The Master Servicer shall promptly report to the Indenture Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans.  The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance.  If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Indenture Trustee.  Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Indenture Trustee for deposit into the Note Account.  Any amounts relating to the Mortgage Loans collected by the applicable Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

Section 4.03

Master Servicer’s Financial Statements and Related Information.  For each year this Agreement is in effect, the Master Servicer shall deliver to the Indenture Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to March 15 of each year, beginning March 15, 20[__].  Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 4.04

Power to Act; Procedures.  (a) The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the provisions of this Agreement, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Securityholders and the Indenture Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Issuer or the Securityholders in any Mortgage Loan or the rights and interests of the Depositor, the Indenture Trustee and the Securityholders under this Agreement and the Indenture.  The Master Servicer shall represent and protect the interests of the Issuer and the Securityholders in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.  Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Indenture Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Securityholders, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  The Indenture Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Indenture Trustee shall execute and deliver such other documents as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder, and to allow each Servicer to service the Mortgage Loans in each case in accordance with Accepted Servicing Practices (and the Indenture Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer).  If the Master Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Indenture Trustee or that the Indenture Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Indenture Trustee, the Master Servicer shall join with the Indenture Trustee in the appointment of a co-trustee pursuant to Section 6.10 of the Indenture.  In no event shall the Master Servicer, without the Indenture Trustee’s written consent:  (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state.  The Master Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Indenture Trustee, be deemed to be the agent of the Indenture Trustee.

(b)

In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement.  Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause such Servicer (if required by the applicable Servicing Agreement) to make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.09 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension.

Section 4.05

Enforcement of Servicer’s and Master Servicer’s Obligations.  (a)  Each Servicing Agreement requires the applicable Servicer, respectively, to service the Mortgage Loans in accordance with the provisions thereof.  References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Servicer on behalf of the Master Servicer.  Any fees and other amounts payable to a Servicer shall be deducted from amounts remitted to the Master Servicer by such Servicer (to the extent permitted by the applicable Servicing Agreement) and shall not be an obligation of the Issuer, the Indenture Trustee or the Master Servicer.

(b)

The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the related Servicer is not required to take under the related Servicing Agreement and (ii) cause a Servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require such Servicer to take such action or refrain from taking such action; in both cases notwithstanding any provision of this Agreement that requires the Master Servicer to take such action or cause such Servicer to take such action.

(c)

The Master Servicer, for the benefit of the Issuer, the Indenture Trustee and the Securityholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance therewith, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or cause the other parties hereto to enter into a Servicing Agreement (and such parties hereby agree to execute and deliver any such successor Servicing Agreement), with a successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

(d)

The Master Servicer shall be entitled conclusively to rely on any certifications or other information provided by the Servicers under the terms of the applicable Servicing Agreement, in its preparation of any certifications, filings or reports, in accordance with the terms hereof or as may be required by applicable law or regulation.

Section 4.06

Collection of Taxes, Assessments and Similar Items.  (a) To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an “Escrow Account”) and to deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, standard hazard insurance policy premiums, Payaheads, if applicable, or any comparable items for the account of the Mortgagors.  Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement.  Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer.  The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard Insurance Policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it or the applicable Servicer has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.08 or otherwise.

(b)

Costs incurred by the Master Servicer or by any Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the payments to be made to Securityholders.  Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as a Servicing Advance by the Master Servicer pursuant to Section 4.08.

Section 4.07

Collection Account.  (a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust in the name of the Securities Intermediary (the “Collection Account”), entitled “Collection Account, [__________________], as indenture trustee, in trust for Holders of the SASCO Mortgage Loan Trust 20[__]-[__], Mortgage Backed Notes, Series 20[__]-[__].”  The Collection Account shall relate solely to the Securities issued by the Issuer, and funds in such Collection Account shall not be commingled with any other monies.

(b)

The Collection Account shall be an Eligible Account.  If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c)

The Master Servicer shall give to the Indenture Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account.  The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer under this Agreement.  On each Deposit Date, the entire amount on deposit in the Collection Account relating to the Mortgage Loans (subject to permitted withdrawals set forth in Section 4.08), other than amounts not included in the Total Payment Amount for such Payment Date, shall be remitted to the Indenture Trustee for deposit into the Note Account by wire transfer in immediately available funds.  The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Indenture Trustee for deposit into the Note Account.

(d)

The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments (or in the case of Simple Interest Mortgage Loans, representing scheduled interest payments and actual principal payments) on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date.  Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Deposit Date and one Business Day following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i)

all payments on account of principal, including Principal Prepayments, any Subsequent Recovery and Late Collections, on the Mortgage Loans;

(ii)

all payments on account of interest on the Mortgage Loans, net of the Servicing Fee and the LPMI Insurance Premiums, if any, with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.09 and 4.23;

(iii)

any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees with respect to such Mortgage Loans (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.09 and 4.23) and (y) any amounts reimbursable to a Servicer with respect to such Mortgage Loan under the applicable Servicing Agreement and retained by such Servicer;

(iv)

all Insurance Proceeds;

(v)

all Advances made by the Master Servicer or any Servicer pursuant to Section 5.09 or the applicable Servicing Agreement;

(vi)

all amounts paid by any Servicer with respect to Prepayment Interest Shortfalls and any Compensating Interest Payment made by the Master Servicer;

(vii)

the Purchase Price of any Mortgage Loan repurchased by the Depositor, the Seller, a Transferor, the Master Servicer or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan; and

(viii)

Prepayment Premiums.

The Master Servicer shall also deposit from its own funds into the Collection Account (to the extent not already received from the related Servicer), without right of reimbursement, except from Net Simple Interest Excess, an amount equal to any Net Simple Interest Shortfall (to the extent not offset by Net Simple Interest Excess) for the related Collection Period.

(e)

Funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the next Deposit Date and any such Eligible Investment shall not be sold or disposed of prior to its maturity.  All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Indenture Trustee and the Securityholders.  All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.10, hereof and shall not be part of the Trust Estate.  The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.  The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation.  If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

Section 4.08

Application of Funds in the Collection Account.  The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i)

to reimburse itself or any Servicer for Advances or Servicing Advances made by it or by such Servicer pursuant to Section 5.09 or the applicable Servicing Agreement; such right to reimbursement pursuant to this subclause (i) is limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(ii)

to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan (except as otherwise provided in the related Servicing Agreement) for any previously unreimbursed Advances or Servicing Advances made by it or by such Servicer (A) that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance or Servicing Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances or Servicing Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(iii)

to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 4.23(a) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(iv)

to the extent of any previous Advances made by the Master Servicer with respect to Simple Interest Mortgage Loans, to pay itself an amount equal to Net Simple Interest Excess for the related Collection Period to the extent not offset by Net Simple Interest Shortfalls;

(v)

to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or any Servicer pursuant to Sections 4.04, 4.05(b), 4.10(a) or 4.39; provided, however, that any amounts in excess of the annual cap described in clause (b) of the definition of “Interest Remittance Amount” in any Anniversary Year, other than costs and expenses incurred by the Indenture Trustee pursuant to Section 4.10(a), in connection with any transfer of servicing, shall be included in the amount remitted by the Master Servicer to the Indenture Trustee pursuant to clause (viii) below and the Master Servicer’s reimbursement for such excess amounts shall be made pursuant to Section 5.03 hereof;

(vi)

to pay to the Depositor, the Seller or any Transferor, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

(vii)

to the extent not paid by a Servicer pursuant to the related Servicing Agreement, to pay any LPMI Insurance Premium;

(viii)

subject to Section 5.10, to pay to itself income earned on the investment of funds deposited in the Collection Account;

(ix)

on each Deposit Date, to make payment to the Indenture Trustee for deposit into the Note Account in the amounts and in the manner provided for in Section 4.07(c) for the related Payment Date (to the extent collected by the Servicers or the Master Servicer);

(x)

on each Deposit Date, to make payment to the Indenture Trustee for deposit into the Note Account, all Prepayment Premiums received during the immediately preceding Prepayment Period;

(xi)

to make payment to itself, the Indenture Trustee, the Owner Trustee, the Custodians, the Administrator and others pursuant to any provision of this Agreement, the Indenture, the Custodial Agreements or the Administration Agreement;

(xii)

to withdraw funds deposited in error in the Collection Account;

(xiii)

to clear and terminate the Collection Account pursuant to Article VIII;

(xiv)

to reimburse the Trustee and a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the master servicer, and the assumption of such duties by the Indenture Trustee or a successor master servicer appointed by the Indenture Trustee pursuant to Section 6.01, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Indenture Trustee thereto shall be prior to the rights of the Securityholders; and

(xv)

to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement.

In connection with withdrawals made pursuant to subclauses (i), (iii), (iv), (vi) and (vii) above, the Master Servicer’s, any Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan.  The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal made from the Collection Account it maintains pursuant to such subclause (i), (iii), (iv), (vi) and (vii).

Section 4.09

Reports to Indenture Trustee and Securityholders.

(a)

On each Payment Date, the Indenture Trustee shall have prepared (based solely on information provided by the Master Servicer or any Cap Provider) and shall make available to the Credit Risk Manager and each Noteholder a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicers):

(i)

the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii)

the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes allocable to interest and the calculation thereof;

(iii)

the amount, if any, of any payment to the Holders of the Class P Notes and the Residual Certificate;

(iv)

(A) the aggregate amount of any Advances required to be made by or on behalf of the Servicers (or the Master Servicer) with respect to such Payment Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v)

the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(vi)

the Class Principal Amount of each Class of Notes, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Note Principal Amounts due to Applied Loss Amounts;

(vii)

the amount of any Prepayment Premiums received.

(viii)

the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(ix)

the amount of the Indenture Trustee Fees, Owner Trustee Fees, Servicing Fees, the Credit Risk Manager’s Fees and LPMI Insurance Premiums, if any, paid during the Collection Period to which such payment relates;

(x)

the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Indenture Trustee by the Master Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) that are REO Properties;

(xi)

the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

(xii)

with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

(xiii)

the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Net Simple Interest Excess, Net Simple Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Notes, after giving effect to the payment made on such Payment Date;

(xiv)

the Note Interest Rate applicable to such Payment Date with respect to each Class of Notes;

(xv)

the Interest Remittance Amount and the Principal Remittance Amount applicable to such Payment Date;

(xvi)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Account and the amounts actually distributed);

(xvii)

the aggregate amount of the insurance claim payments received with respect to any LPMI Policy during the related Collection Period;

(xviii)

the level of LIBOR and the Note Interest Rates of the LIBOR Notes; and

(xix)

the amount of any payments made by the Cap Provider to the Indenture Trustee under the Cap Agreement.

In the case of information furnished pursuant to subclauses (i), (ii) and (vii) above, the amounts shall (except in the case of the report delivered to the holder of the Residual Certificate) be expressed as a dollar amount per $1,000 of original principal amount of Notes.

In addition to the information listed above, such report shall also include such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB.

The Indenture Trustee shall make such report and any additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies and Securityholders via the Indenture Trustee’s website.  The Indenture Trustee’s website can be accessed at www.usbank.com/abs.  Assistance in using the website can be obtained by calling the Indenture Trustee’s customer service desk at [____________].  Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Indenture Trustee at [_________________], Attention: Structured Finance—SASCO 20[__]-[__], and indicating such.  The Indenture Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Indenture Trustee based solely on Mortgage Loan data provided to the Indenture Trustee by the Master Servicer (in a format agreed to by the Indenture Trustee and the Master Servicer) no later than 12:00 p.m.(noon) Eastern Standard Time four Business Days prior to the Payment Date.  In preparing or furnishing the foregoing information to the Indenture Trustee shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by each Servicer, and the Indenture Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.  The Indenture Trustee shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

(b)

Upon the reasonable advance written request of any Securityholder that is a savings and loan, bank or insurance company, which request, if received by the Indenture Trustee, the Indenture Trustee shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide), to such Securityholder such reports and access to information and documentation regarding the Mortgage Loans as such Securityholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Securities; provided, however, that the Indenture Trustee shall be entitled to be reimbursed by such Securityholder for the Indenture Trustee actual expenses incurred in providing such reports and access.

(c)

Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Indenture Trustee shall have prepared and shall make available to each Person who at any time during the calendar year was a Securityholder of record, and make available to Security Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Securityholders pursuant to Section 4.09(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however, that this Section 4.09(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement.  Such information shall include the amount of original issue discount accrued on each Class of Securities and information regarding the expenses of the Issuer furnished by the Master Servicer to the Indenture Trustee.  The Master Servicer shall provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information).

(d)

The Indenture Trustee shall furnish any other information that is required by the Code and regulations thereunder to be made available to Securityholders.  The Master Servicer shall provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information).

Section 4.10

Termination of Servicing Agreements; Successor Servicers.  (a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor Servicer to be appointed as provided in the applicable Servicing Agreement.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer.  The Master Servicer shall be entitled to be reimbursed from each Servicer (or by the Trust Estate, if a Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer or all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b)

If the Master Servicer acts as a successor Servicer, it will not assume liability for the representations and warranties of a Servicer, if any, that it replaces.  The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in the related Servicing Agreement, and in the event of any such assumption by the successor Servicer, the Indenture Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c)

If the Master Servicer acts as a successor Servicer, it will have the same obligations to make Advances as the Servicer under the related Servicing Agreement and to reimburse the successor Servicer for unreimbursed Advances if required by the Servicing Agreement but will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable.  To the extent that the Master Servicer is unable to find a successor Servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the Servicer to make Advances regardless of whether such Advance is recoverable, the applicable Servicing Agreement may be amended to provide that the successor Servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer’s Certificate to such effect to the Master Servicer and the Indenture Trustee.

Section 4.11

Master Servicer Liable for Enforcement.  Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Indenture Trustee and the Securityholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements.  The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of each Servicing Agreement for the benefit of the Securityholders.  The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.  Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of any Servicer in the performance by such Servicer of its obligations under the related Servicing Agreement.

Section 4.12

No Contractual Relationship Between Any Servicer and Indenture Trustee or Depositor.  Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving any Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer and the other parties thereto and the Indenture Trustee and the Depositor shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to such Servicer except as set forth in Section 4.13 hereof, but shall have rights thereunder as third party beneficiaries.  It is furthermore understood and agreed by the parties hereto that the obligations of any Servicer are set forth in their entirety in such Servicer’s related Servicing Agreement and such Servicer has no obligations under and is not otherwise bound by the terms of this Agreement.

Section 4.13

Assumption of Servicing Agreement by Indenture Trustee.  (a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Indenture Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans.  The Indenture Trustee, its designee or any successor master servicer appointed by the Indenture Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if each Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Indenture Trustee, and hereby agrees to indemnify and hold harmless the Indenture Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Indenture Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Indenture Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Indenture Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b)

The Master Servicer that has been terminated shall, upon request of the Indenture Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 4.14

Due-on-Sale Clauses; Assumption Agreements.  To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the applicable Servicing Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 4.15

Release of Mortgage Files.  (a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer will, or will cause the related Servicer to, promptly notify the Indenture Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.07 have been or will be so deposited) of a Servicing Officer and shall request (on the form attached hereto as Exhibit B or on the form attached to the related Custodial Agreement) the Indenture Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File.  Upon receipt of such certification and request, the Indenture Trustee or the applicable Custodian (with the consent, and at the direction of the Indenture Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, the Master Servicer is authorized, and each Servicer, to the extent such authority is provided for under the applicable Servicing Agreement, is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings.  The Indenture Trustee or the applicable Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Indenture Trustee or the applicable Custodian, of a request for release of documents and a receipt signed by a Servicing Officer substantially in the form of Exhibit B, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer).  Such receipt shall obligate the Master Servicer or Servicer to return the Mortgage File to the Indenture Trustee or the applicable Custodian, as applicable, when the need therefor by the Master Servicer or Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee or the applicable Custodian, as applicable, to the Master Servicer (or the applicable Servicer).

Section 4.16

Documents, Records and Funds in Possession of Master Servicer To Be Held for Indenture Trustee.  (a)  The Master Servicer shall transmit, or cause the applicable Servicer to transmit, to the Indenture Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or of the applicable Servicing Agreement to be delivered to the Indenture Trustee or the applicable Custodian.  Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee and the Securityholders subject to the Master Servicer’s right to retain or withdraw amounts provided in this Agreement and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement.  The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Securityholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by any Servicer, for and on behalf of the Indenture Trustee as the Indenture Trustee's agent and bailee for purposes of perfecting the Indenture Trustee's security interest therein as provided by relevant Uniform Commercial Code or laws; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement and shall be authorized to remit such funds to the Indenture Trustee in accordance with this Agreement.

(c)

The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Indenture Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Indenture Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by any Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Indenture Trustee or any Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d)

The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Indenture Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 4.17

Opinion.  On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Indenture Trustee and Issuer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 4.18

Standard Hazard and Flood Insurance Policies.  For each Mortgage Loan, the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.07, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this Section 4.18 or any Servicing Agreement (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.08.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the payments to be made to Securityholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.08.

Section 4.19

Presentment of Claims and Collection of Proceeds.  The Master Servicer shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Indenture Trustee and the Securityholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 4.20

Maintenance of the Primary Mortgage Insurance Policies.  (a)  (a)

The Master Servicer shall cause each Servicer to remit, or shall remit on behalf of each Servicer, to the PMI Insurer, the applicable LPMI Insurance Premiums.  The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of such Master Servicer or such Servicer, would have been covered thereunder.  The Master Servicer shall not, and shall not knowingly permit any Servicer to, cancel or refuse to renew any such primary mortgage insurance policy that is in effect at the date of the initial issuance of the Notes and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees, to the extent provided in each Servicing Agreement, to cause each Servicer to present, on behalf of the Indenture Trustee and the Securityholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Section 4.07, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.08.

Section 4.21

Indenture Trustee To Retain Possession of Certain Insurance Policies and Documents.  The Indenture Trustee (or the Custodian on behalf of the Indenture Trustee) shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Notes have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Indenture Trustee (or the applicable Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause each Servicer to deliver to the Indenture Trustee (or the applicable Custodian), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or any Servicer from time to time.

Section 4.22

Compensation to the Master Servicer.  Pursuant to Section 4.07(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as compensation.  The provisions of this Section 4.22 are subject to the provisions of Section 6.01.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Premium) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 4.23

REO Property.  (a)  In the event the Issuer acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee, on behalf of the Securityholders.  The Master Servicer shall use its reasonable best efforts to sell, or cause the applicable Servicer, to the extent provided in the applicable Servicing Agreement any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article VII hereof.  Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article VII hereof.

(b)

The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

(c)

The Master Servicer and each Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that (without limitation of any other right of reimbursement that the Master Servicer or any Servicer shall have hereunder) any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Indenture Trustee for deposit into the Note Account on the next succeeding Deposit Date.

Section 4.24

[Reserved]

Section 4.25

Reports to the Indenture Trustee.  (a)  Not later than 30 days after each Payment Date, the Master Servicer shall, upon request, forward to the Indenture Trustee a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Payment Date, indicating that all payments required by this Agreement to be made by the Master Servicer have been made (or if any required payment has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer.  Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention:  Contract Finance and any Securityholders (or by the Indenture Trustee at the Master Servicer’s expense if the Master Servicer shall fail to provide such copies to the Securityholders (unless (i) the Master Servicer shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Master Servicer’s failure to provide such statement)).

(b)

Not later than two Business Days following each Payment Date, the Master Servicer shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

(c)

All information, reports and statements prepared by the Master Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicers without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

Section 4.26

Annual Officer’s Certificate as to Compliance.  (a)  The Master Servicer shall deliver to the Depositor and the Indenture Trustee on or before March 1st of each calendar year, commencing in March 20[__], an Officer’s Certificate, certifying that with respect to the period ending on the immediately preceding December 31:  (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default, (iv) the Master Servicer has received from each Servicer an annual certificate of compliance and a copy of such Servicer’s annual audit report, in each case to the extent required under the applicable Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report and (v) such other additional items as may be required by applicable law or regulation.

(b)

On or before March 1 of each calendar year, the Master Servicer shall deliver to the Indenture Trustee and the Depositor a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole in which the Master Servicer is performing any of the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)) that it is performing pursuant to its obligations under this Agreement, and that are backed by the same asset type backing such asset-backed securities.  Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

(c)

Copies of such statements shall be provided to any Securityholder upon request, by the Master Servicer or by the Indenture Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

(d)

The Master Servicer shall promptly notify the Indenture Trustee and the Depositor (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Master Servicer shall become (but only to the extent not previously disclosed to the Indenture Trustee and the Depositor) at any time an affiliate of any of the Sponsor, the Issuer, the Owner Trustee, the Indenture Trustee, any Servicer, the Administrator, any Originator contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust Fund contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB.

Section 4.27

Annual Independent Accountants’ Servicing Report.

(a)

On or before March 1 of each calendar year, the Master Servicer shall deliver to the Indenture Trustee and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Master Servicer pursuant to Section 4.26(b).  Such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

(b)

If the Master Servicer (or any of its Affiliates) has, during the course of any fiscal year, directly serviced, as a successor Servicer, any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Indenture Trustee and the Depositor no later than five Business Days after the 1st of March of each calendar year, commencing in March 20[__] to the effect that, with respect to the most recently ended calendar year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers (or such other attestation program as may be required by applicable law or regulation), such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report.  Copies of such statements shall be provided to any Securityholder upon request by the Master Servicer, or by the Indenture Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies.  If such report discloses exceptions that are material, the Master Servicer shall advise the Indenture Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 4.28

Merger or Consolidation.  Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000.

Section 4.29

Resignation of Master Servicer.  Except as otherwise provided in Sections 4.28 and 4.30 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Indenture Trustee determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Indenture Trustee.  No such resignation shall become effective until the Indenture Trustee shall have assumed, or a successor master servicer shall have been appointed by the Indenture Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement.  Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Indenture Trustee.

Section 4.30

Assignment or Delegation of Duties by the Master Servicer.  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Indenture Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 4.22 hereof, shall thereafter be payable to such successor master servicer.

Section 4.31

Limitation on Liability of the Master Servicer and Others.  (a)  The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)

No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c)

None of the Master Servicer, the Seller or the Depositor or any of the directors, officers, employees or agents of any of them shall be under any liability to the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Seller or the Depositor or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer, the Seller or the Depositor and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.  The Master Servicer, the Seller and the Depositor and any director, officer, employee or agent of any of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Securityholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.08.

The Master Servicer shall not be liable for any acts or omissions of any Servicer.  In particular, the Master Servicer shall not be liable for any course of action taken by the Servicers with respect to loss mitigation of defaulted Mortgage Loans at the direction of the Credit Risk Manager, the Depositor or the Seller pursuant to any Credit Risk Management Agreement.  Further, the Master Servicer shall not be liable for performance by any Servicer under any Credit Risk Management Agreement.

Section 4.32

Indemnification; Third-Party Claims.  The Master Servicer agrees to indemnify the Depositor, the Issuer and the Indenture Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Issuer  or the Indenture Trustee may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement.  The Depositor, the Issuer and the Indenture Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement, the Mortgage Loans entitling the Depositor, the Issuer or the Indenture Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

Section 4.33

Special Servicing of Delinquent Mortgage Loans.  If permitted under the terms of the applicable Servicing Agreement, the Seller may appoint, pursuant to the terms of the applicable Servicing Agreement and with the written consent of the Depositor, the Master Servicer and the Indenture Trustee, a Special Servicer to special service any Distressed Mortgage Loans.  Any applicable Termination Fee related to the termination of the related Servicer and the appointment of any Special Servicer shall be paid by the Seller from its own funds, without right of reimbursement from the Trust Estate.  Any fees paid to any such Special Servicer shall not exceed the Servicing Fee Rate.

Section 4.34

Alternative Index.  In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

Section 4.35

[Reserved]

Section 4.36

Duties of the Credit Risk Manager.  (a)  The Securityholders, by their purchase and acceptance of the Securities, appoint [_____________] as Credit Risk Manager.  For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Premiums with respect to the Mortgage Loans.  Such reports and recommendations will be based upon information provided pursuant to Credit Risk Management Agreements to the Credit Risk Manager by the Servicers or the Depositor.  The Credit Risk Manager shall look solely to the Servicers and the Depositor, as applicable, for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans and the Indenture Trustee shall not have any obligation to provide any such information to the Credit Risk Manager.

(b)

On or about the 15th calendar day of each month, the Credit Risk Manager shall have prepared and shall make available to the Depositor, the Indenture Trustee and each Securityholder, the following reports:

(i)

Watchlist Report:  A listing of individual Mortgage Loans that are of concern to the Credit Risk Manager.  Each Watchlist Report shall contain a listing of Mortgage Loans in any delinquency status, including current and paid-off loans, and may contain the comments of the Credit Risk Manager in its sole discretion.  The Watchlist Report shall be presented in substantially the same format attached hereto as Exhibit J-1;

(ii)

Loss Severity Report:  A compilation and summary of all losses, indicating the loan loss severity for each Mortgage Pool.  Each Loss Severity Report shall include detail of all losses reported by a Servicer as Realized Losses, except those for which a Servicer has not provided detail adequate for reporting purposes.  The Loss Severity Report shall be presented in substantially the same format attached hereto as Exhibit J-2;

(iii)

Mortgage Insurance Claims Report:  A summary of mortgage insurance claims submitted to the PMI Insurers by the Servicers, claim payment and denial information, and penalties assessed by the PMI Insurers.  The Mortgage Insurance Claims Report shall be presented in substantially the same format attached hereto as Exhibit J-3;

(iv)

Prepayment Premiums Report:  A summary of Prepayment Premiums assessed or waived by each Servicer.  The Prepayment Premiums Report shall be presented in substantially the same format attached hereto as Exhibit J-4; and

(v)

Analytics Report:  Analytics Reports shall include statistical and/or graphical portrayals of:

(a)

  Delinquency Trend:  The delinquency trend, over time, of the Mortgage Loans;

(b)

  Prepayment Analysis:  The constant prepayment rate “CPR” experience of the Mortgage Loans; and

(c)

  Standard Default Assumption:  The Standard Default Assumption experience of the Mortgage Loans.

The Analytics Report shall be presented in substantially the same format attached hereto as Exhibit J-5.

[The Credit Risk Manager shall make such reports and any additional information reasonably requested by the Depositor available each month to the Depositor, the Indenture Trustee, the Securityholders and the Rating Agencies via the Credit Risk Manager’s internet website.  The Credit Risk Manager’s internet website shall initially be located at [____________].  The user name for access to the website shall be the Noteholder’s e-mail address and the password shall be “[________].”  The Indenture Trustee shall not have any obligation to review such reports or otherwise monitor or supervise the activities of the Credit Risk Manager.]

(c)

The Credit Risk Manager shall reasonably cooperate with the Depositor and the Indenture Trustee in connection with the Trust’s satisfying the reporting requirements under the Exchange Act with respect to reports prepared by the Credit Risk Manager.

(d)

[On or before March 1st of each year (or if such day is not a Business Day, the immediately preceding Business Day), the Credit Risk Manager shall deliver a signed certification, in the form attached hereto as Exhibit K (the “Credit Risk Manager Certification”), to the Depositor and the Indenture Trustee and for the benefit of the Person(s) signing the Form 10-K Certification, a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Credit Risk Manager, and that are backed by the same asset type as the Mortgage Loans, and Credit Risk Manager Certification shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

(e)

On or before March 1 of each calendar year, the Credit Risk Manager shall deliver to the Securities Administrator, the Trustee and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Credit Risk Manager pursuant to subsection (d) above.  Each such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.]

Section 4.37

Limitation Upon Liability of the Credit Risk Manager.  Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Indenture Trustee, the Issuer, the Securityholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicers or the Depositor, as applicable, under the Credit Risk Management Agreements or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Credit Risk Management Agreements.  The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicers or the Depositor pursuant to the Credit Risk Management Agreements in the performance of its duties thereunder and hereunder.

Section 4.38

Removal of Credit Risk Manager.  The Credit Risk Manager may be removed as Credit Risk Manager by Securityholders holding not less than a 66-2/3% Voting Interests, in the exercise of its or their sole discretion, at any time, without cause, upon ten (10) days prior written notice.  The Securityholders shall provide such written notice to the Indenture Trustee and upon receipt of such notice, the Indenture Trustee shall provide written notice to the Credit Risk Manager of its removal, effective upon receipt of such notice.

Section 4.39

Transfer of Servicing.  The Seller agrees that it shall provide written notice to the Master Servicer and the Indenture Trustee thirty days prior to any proposed transfer or assignment by such Seller of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person other than the initial Servicer under such Servicing Agreement; provided that the Seller shall not be required to provide prior notice of (i) any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date or (ii) any assignment of any servicing rights from one Seller to the other Seller.  In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under the applicable Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

(i)

satisfaction of the conditions to such transfer as set forth in the applicable Servicing Agreement including, without limitation, receipt of written consent of the Master Servicer to such transfer;

(ii)

such successor servicer must be qualified to service loans for FNMA or FHLMC, and must be a member in good standing of MERS;

(iii)

such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination;

(iv)

such successor servicer must execute and deliver to the Indenture Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the applicable Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect with such Servicer;

(v)

if the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Indenture Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes; and

(vi)

the Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Deposit Date, to the Indenture Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.  Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the applicable Servicing Agreement.

ARTICLE V

DEPOSITS AND DISTRIBUTIONS TO HOLDERS

Section 5.01

The Collection Account.   The Master Servicer shall establish and maintain in the name of the Securities Intermediary the Collection Account as provided in Section 4.08, which account shall be pledged to the Indenture Trustee for the benefit of the Securityholders.

Section 5.02

The Note Account.

(a)

The Indenture Trustee shall establish and maintain in the name of the Securities Intermediary an account (the “Note Account”) entitled “Note Account, [________________], as Indenture Trustee, in trust for the benefit of the Holders of SASCO Mortgage Loan Trust 20[__]-[__] Mortgage Backed Notes, Series 20[__]-[__].”  The Note Account shall be an Eligible Account.  If the existing Note Account ceases to be an Eligible Account, the Indenture Trustee shall establish a new Note Account that is an Eligible Account within 10 Business Days and transfer all funds and investment property on deposit in such existing Note Account into such new Note Account.  The Note Account shall relate solely to the Notes issued hereunder and funds in the Note Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Indenture Trustee held under this Agreement.

(b)

On the Closing Date, the Indenture Trustee shall deposit or cause to be deposited into the Note Account on the Business Day immediately following the day on which the Total Payment Amount is remitted by the Master Servicer to the Indenture Trustee, all such amounts.  The Indenture Trustee shall make withdrawals from the Note Account only for the following purposes:

(i)

to make payment to itself pursuant to any provision of this Agreement or to reimburse itself for any fees or expenses reimbursable to it pursuant to Section 4.32;  provided, however, that any amounts in excess of the annual cap described in clause (b) of the definition of “Interest Remittance Amount” and clause (b) of the definition of “Principal Remittance Amount” in any Anniversary Year, other than costs and expenses incurred by the Indenture Trustee pursuant to Section 4.13, in connection with any transfer of servicing, shall not be withdrawn from the Note Account and paid to the Indenture Trustee and the Indenture Trustee’s reimbursement for such excess amounts shall be made pursuant to Section 5.03(b)(viii) hereof;

(ii)

to make payment to the Owner Trustee, the Owner Trustee Fee for such Payment Date, if any;

(iii)

to withdraw amounts deposited in the Note Account in error;

(iv)

to make payments pursuant to this Article V and the terms of the Indenture; and

(v)

to clear and terminate the Note Account pursuant to Article VIII.

The Indenture Trustee may invest, or cause to be invested, funds held in the Note Account in Eligible Investments (which may be obligations of the Indenture Trustee).  All such investments must be payable on demand or mature no later than one Business Day prior to the next Payment Date, and shall not be sold or disposed of prior to their maturity.  All such Eligible Investments will be made in the name of the Indenture Trustee (in its capacity as such) or its nominee.  The amount of any losses incurred in respect of any such investments shall be paid by the Indenture Trustee for deposit in the Note Account out of its own funds, without any right of reimbursement therefor, immediately as realized.  All income and gain realized from any such investment shall be compensation to the Indenture Trustee and shall be subject to its withdrawal on order from time to time.

Section 5.03

Payments from the Note Account.

(a)

On each Payment Date the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall retain in the Note Account, or deposit into the Certificate Account, the Total Payment Amount and shall distribute such amount as specified in this Section.

(b)

On each Payment Date, the Indenture Trustee shall retain in or deposit in the applicable accounts, and shall distribute the Interest Remittance Amount for such date in the following order of priority in accordance with the report of the Indenture Trustee:

(i)

for retention in the Note Account, for payment in respect of the Class A Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(ii)

for retention in the Note Account, for payment in respect of the Class M1 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(iii)

for retention in the Note Account, for payment in respect of the Class M2 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(iv)

for retention in the Note Account, for payment in respect of the Class B Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(v)

for retention in the Note Account, for payment to the Credit Risk Manager, the Credit Risk Manager’s Fee;

(vi)

for retention in the Note Account, for payment to the Indenture Trustee any amounts reimbursable pursuant to Section [___] of the Indenture and not previously reimbursed to the Indenture Trustee; and

(vii)

for retention in the Note Account, for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (d) of this Section, any Interest Remittance Amount remaining after application pursuant to clauses (i) through (vi) above.

(c)

On each Payment Date, the Indenture Trustee shall retain in or deposit in the Note Account, and shall distribute the Principal Payment Amount for such date in accordance with the report of the Indenture Trustee to each Class of Notes, concurrently, in proportion to their respective Class Principal Balances until the Class Principal Balances thereof are reduced to zero:

(d)

On each Payment Date, the Indenture Trustee shall retain in or deposit in the Note Account, and shall distribute the Monthly Excess Cashflow (and solely in the case of priority (ii) below, any amounts received under the Cap Agreement) for such date in accordance with the report of the Indenture Trustee in the following order of priority:

(i)

for retention in the Note Account, for payment in respect of the Class M1 Notes, any Deferred Amount for such Class for such payment date;

(ii)

for retention in the Note Account, for payment in respect of the Class M2 Notes, any Deferred Amount for such Class for such payment date;

(iii)

for retention in the Note Account, for payment in respect of the Class B Notes, any Deferred Amount for such Class for such payment date;

(iv)

for each Payment Date on which amounts are received by the Indenture Trustee under the Cap Agreement, in the following order of priority:

(a)

for retention in the Note Account, for payment in respect of the Class A Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and for such Payment Date;

(b)

for retention in the Note Account, for payment in respect of the Class M1 Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and for Payment Date;

(c)

for retention in the Note Account, for payment in respect of the Class M2 Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and for Payment Date;

(d)

for retention in the Note Account, for payment in respect of the Class B Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for Class and for such Payment Date; and

(e)

for retention in the Note Account, for addition to amounts distributable pursuant to priority (viii) below, to the Residual Certificate, any amounts remaining from payments from the Cap Agreement in excess of amounts required to be paid after satisfying priorities (iii)(a) through (d) for such Payment Date;

(v)

for each Payment Date on which there are any remaining Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls after application of any funds received by the Indenture Trustee from the Cap Agreement pursuant to priority (iii) above, from Monthly Excess Cashflow, in the following order of priority:

(a)

for retention in the Note Account, for payment in respect of the Class A Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and for such Payment Date;

(b)

for retention in the Note Account, for payment in respect of the Class M1 Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and for Payment Date;

(c)

for retention in the Note Account, for payment in respect of the Class M2 Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and for Payment Date; and

(d)

for retention in the Note Account, for payment in respect of the Class B Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for Class and for such Payment Date;

(vi)

for retention in the Note Account, for payment in respect of the Class M1 Notes, any Deferred Amount for such Class and such Payment Date;

(vii)

for retention in the Note Account, for payment in respect of the Class M2 Notes, any Deferred Amount for such Class and such Payment Date;

(viii)

for retention in the Note Account, for payment in respect of the Class B Notes, any Deferred Amount for such Class and such Payment Date; and

(ix)

to the Certificate Account, for payment to the Holder of the Residual Certificate.

(e)

On the Redemption Date, the Indenture Trustee shall distribute to each Class of Notes the related Redemption Price therefor, as set forth in the Indenture.

Section 5.04

Allocation of Losses.

On each Payment Date, the Class Principal Amounts of the Class M1, Class M2 and Class B Notes will be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

(i)

to the Class B Notes, until the Class Principal Amount thereof has been reduced to zero;

(ii)

to the Class M2 Notes, until the Class Principal Amount thereof has been reduced to zero;

(iii)

to the Class M1 Notes, until the Class Principal Amount thereof has been reduced to zero; and

Section 5.05

The Cap Agreement.

On each Payment Date for which the Indenture Trustee has received a payment under the Cap Agreement, the Indenture Trustee shall distribute such amounts pursuant to Section 5.03(d)(iii).  On each Payment Date, the Indenture Trustee shall distribute in accordance with the monthly report furnished by it with respect to such Payment Date pursuant to Section 4.09 in the order of priority and to the extent specified in Section 5.03(d)(iii) of this Agreement any payments made by the Cap Provider to the Indenture Trustee on behalf of the Trust for such Payment Date with respect to the Cap Agreement.

Section 5.06

[Reserved]

Section 5.07

The Certificate Account.  (a)  The Administrator, for the benefit of the Certificateholder, shall establish and maintain in the name of the Owner Trustee on behalf of the Certificateholder an account (the “Certificate Account”) entitled “Certificate Account, [_____________], as Owner Trustee, in trust for the holder of SASCO Mortgage Loan Trust 20[__]-[__] Residual Certificate, Series 20[__]-[__].”  The Certificate Account shall be an Eligible Account.  If an existing Certificate Account ceases to be an Eligible Account, the Administrator shall establish a new Certificate Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Certificate Account into such new Certificate Account.

(b)

On each Payment Date, the Indenture Trustee shall withdraw from the Note Account all amounts required to be deposited in the Certificate Account pursuant to Section 5.03 and remit such amount to the Owner Trustee or the Administrator for deposit into the Certificate Account.  On each Payment Date, the Owner Trustee or the Administrator shall distribute all amounts on deposit in the Certificate Account to the Certificateholder in respect of the Residual Certificate.  On the Payment Date on which the Class Principal Amount of the Notes is reduced to zero, the Administrator shall distribute all amounts remaining on deposit in the Certificate Account to the Certificateholder in respect of the Residual Certificate in order to clear and terminate the Certificate Account in connection with the termination of this Agreement.

(c)

All distributions made on the Residual Certificate shall be made by wire transfer of immediately available funds to the account of such Certificateholder.  The final distribution on the Residual Certificate will be made in like manner, but only upon presentment and surrender of such Residual Certificate at the location specified in the notice to the Certificateholder of such final distribution.

Section 5.08

Control of the Trust Accounts.

(a)

The Depositor, the Issuer and the Indenture Trustee hereby appoint [______________] as Securities Intermediary with respect to the Trust Accounts and the Certificate Account, and the Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Securityholders, a security interest to secure all amounts due Securityholders hereunder in and to the Trust Accounts and the Security Entitlements to all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Accounts and all proceeds thereof, and the Depositor hereby grants to the Issuer, as collateral agent for the benefit of Certificateholders, a security interest to secure all amounts due Certificateholders hereunder in and to the Certificate Account and the Security Entitlements and all Financial Assets credited to the Certificate Account, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to such account and all proceeds thereof.  Amounts held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Securityholders, and amounts held from time to time in the Certificate Account will continue to be held by the Securities Intermediary for the benefit of the Issuer, as collateral agent, for the benefit of the Certificateholders.  Upon the termination of the Issuer or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination.  By acceptance of their Securities or interests therein, the Securityholders shall be deemed to have appointed [___________________] as Securities Intermediary.  [__________________] hereby accepts such appointment as Securities Intermediary.

(b)

With respect to the Trust Account Property credited to the Trust Accounts, or the Certificate Account, the Securities Intermediary agrees that:

(i)

with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(ii)

the sole assets permitted in the Trust Accounts and the Certificate Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

(iii)

any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account or the Certificate Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee (or the Issuer, in the case of the Certificate Distribution Account) with respect thereto over which the Securities Intermediary or such other institution has Control;

(c)

The Securities Intermediary hereby confirms that (A) each Trust Account and the Certificate Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, and the Issuer, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Certificate Account, (B) all Trust Account Property in respect of any Trust Account or the Certificate Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account or the Certificate Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case (x) will any Financial Asset credited to any Trust Account be registered in the name of the Depositor or the Issuer, payable to the order of the Depositor or the Issuer or specially endorsed to the Depositor or the Issuer, or (y) will any Financial Asset credited to the Certificate Account be registered in the name of the Depositor, payable to the order of the Depositor or specially endorsed to the Depositor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

(d)

The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to any Trust Account or the Certificate Account shall be treated as a Financial Asset;

(e)

If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor, the Issuer or any other Person.  If at any time the Indenture Trustee notifies the Securities Intermediary in writing that the Issuer has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor or the Issuer directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person;

If at any time the Securities Intermediary shall receive an Entitlement Order from the Issuer directing transfer or redemption of any Financial Asset relating to the Certificate Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor or any other Person.  If at any time the Issuer notifies the Securities Intermediary in writing that the Issuer has been terminated in accordance herewith and with the Trust Agreement and the security interest granted above has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor directing transfer or redemption of any Financial Asset relating to the Certificate Depositor Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person;

(f)

In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or the Certificate Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee, in the case of the Trust Accounts, or of the Issuer, in the case of the Certificate Account.  The Financial Assets credited to the Trust Accounts, or the Certificate Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee  in the case of the Trust Accounts, or of the Issuer, in the case of the Certificate Account (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts, and the Certificate Account, and (ii) the face amount of any checks which have been credited to any Trust Account or the Certificate Account but are subsequently returned unpaid because of uncollected or insufficient funds);

(g)

There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to any Trust Account, or the Depositor with respect to the Certificate Account.  In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(h)

The rights and powers granted under the Indenture and herein to (x) the Indenture Trustee have been granted in order to perfect its security interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and (y) the Issuer have been granted in order to perfect its security interest in the Certificate Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuer nor by the lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Trust Accounts or of the Issuer in the Certificate Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing; and

(i)

Notwithstanding anything else contained herein, the Depositor and the Issuer agree that the Trust Accounts and the Certificate Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows:  (1) it will comply with Entitlement Orders related to the Trust Accounts issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuer, and with Entitlement Orders related to the Certificate Account issued by the Issuer, as collateral agent, without further consent by the Depositor; (2) until termination of the Issuer or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent with respect to the Trust Accounts or the Issuer, as collateral agent with respect to the Certificate Account; and (3) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to the applicable account.

(j)

Notwithstanding the foregoing, the Issuer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee and the Master Servicer to make withdrawals and distributions from the Trust Accounts for the purpose of permitting the Master Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(k)

Each of the Depositor and the Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Issuer and the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section.  The Depositor shall:

(i)

promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuer’s and the Indenture Trustee’s security interest in the Trust Account Property; and

(ii)

make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following:  (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuer and the Indenture Trustee of any such filings.

(iii)

Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee.  Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Trust Account Property.  In connection with the transactions contemplated by the Operative Agreements relating to the Trust Account Property, each of the Depositor and the Issuer authorizes its immediate or mediate transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 5.10.

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Securityholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Securityholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder.  The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document.  The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct.  The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Securities Intermediary.

Section 5.09

Advances by Master Servicer and Servicers.

(a)

Subject to Section 4.10, Advances shall be made in respect of each Deposit Date as provided herein.  If, on any Determination Date, any Servicer determines that any Scheduled Payments (or in the case of Simple Interest Mortgage Loans, the amount of any scheduled interest payments) due during the related Collection Period (other than Balloon Payments) have not been received, such Servicer shall advance such amount to the extent provided in the applicable Servicing Agreement.  If any Servicer fails to remit Advances required to be made under the applicable Servicing Agreement, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance on the Deposit Date immediately following such Determination Date.  If the Master Servicer determines that an Advance is required, it shall on the Deposit Date immediately following such Determination Date either (i) remit to the Indenture Trustee from its own funds (or funds advanced by the applicable Servicer) for deposit in the Note Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.09, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Indenture Trustee for deposit in the Note Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance.  Any funds being held in the Collection Account for future payment to Securityholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Indenture Trustee for deposit in the Note Account on or before any future Deposit Date to the extent that funds in the Note Account on such Deposit Date shall be less than payments to Securityholders required to be made on the related Payment Date.  The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.08. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance.

(b)

In the event that the Master Servicer or Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.09 on or before the Deposit Date, the Securities Administrator, as successor Master Servicer pursuant to Section 6.01, shall, on or before the related Payment Date, deposit in the Note Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicers that would have been deposited in such Note Account over (b) the amount of any Advance made by the Master Servicer or any Servicer with respect to such Payment Date; provided, however, that the Indenture Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise.  The Indenture Trustee shall be entitled to be reimbursed from the Note Account for Advances made by it pursuant to this Section 5.09 as if it were the Master Servicer.

ARTICLE VI

EVENTS OF DEFAULT; REPORTS

Section 6.01

Events of Default; Indenture Trustee To Act; Appointment of Successor.

(a)

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)

Any failure by the Master Servicer to furnish to the Indenture Trustee the Mortgage Loan data sufficient to prepare the reports described in Section 4.09(a) (other than with respect to the information referred to in clauses (xviii), (xix) and (xx) of such Section 4.09(a)) which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure shall have been given to such Master Servicer by the Indenture Trustee or to such Master Servicer and the Indenture Trustee by the Holders of not less than 25% of the Class Principal Amount of each Class of Securities affected thereby; or

(ii)

Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee or to the Master Servicer and the Indenture Trustee by the Majority Securityholders; or

(iii)

A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Notes because of the financial condition or loan servicing capability of such Master Servicer; or

(iv)

The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v)

The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vi)

The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 4.28 hereof; or

(vii)

If a representation or warranty set forth in Section 3.02 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Securityholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Indenture Trustee, or to the Master Servicer and the Indenture Trustee by the Majority Securityholders; or

(viii)

A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Indenture Trustee and the Majority Securityholders; or

(ix)

The Master Servicer has notice or actual knowledge that any Servicer at any time is not either an FNMA- or FHLMC- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with an FNMA- or FHLMC-approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(x)

After receipt of notice from the Indenture Trustee, any failure of the Master Servicer to remit to the Indenture Trustee any payment required to be made to the Indenture Trustee for the benefit of Securityholders under the terms of this Agreement, including any Advance, on any Deposit Date which failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Indenture Trustee.

If an Event of Default described in clauses (i) through (ix) of this Section 6.01 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section 6.01, the Indenture Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by the Majority Securityholders, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  If an Event of Default described in clause (x) of this Section 6.01 shall occur, then, in each and every case, subject to applicable law, so long as such Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 6.01, the Indenture Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under the terms of this Agreement; and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.  The defaulting Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Indenture Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Indenture Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Indenture Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Securities or thereafter received with respect to the Mortgage Loans.  The Master Servicer being terminated (or the Trust, if the Master Servicer is unable to fulfill its obligations hereunder) as a result of an Event of Default shall bear all costs of a master servicing transfer, including but not limited to those of the Indenture Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Indenture Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Estate, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Indenture Trustee to master service the Mortgage Loans properly and effectively.  If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust Estate and the Indenture Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Note Account pursuant to Section 5.02(b); provided that the terminated Master Servicer shall reimburse the Trust Estate for any such expense incurred by the Trust Estate; and provided, further, that the Indenture Trustee shall decide whether and to what extent it is in the best interest of the Securityholders to pursue any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.08 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default shall occur, of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall promptly notify each Rating Agency of the nature and extent of such Event of Default.  The Indenture Trustee shall immediately give written notice to the Master Servicer upon the Master Servicer’s failure to remit funds on the Deposit Date.

(b)

On and after the time the Master Servicer receives a notice of termination from the Indenture Trustee pursuant to Section 6.01(a) or the Indenture Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 4.29, the Indenture Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Indenture Trustee hereunder.  In addition, the Indenture Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 3.02.  In the Indenture Trustee’s capacity as such successor, the Indenture Trustee shall have the same limitations on liability herein granted to the Master Servicer.  As compensation therefor, the Indenture Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.

(c)

Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer.  Such successor Master Servicer may be an Affiliate of the Indenture Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Indenture Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Issuer and the Indenture Trustee for such Affiliate’s actions and omissions in performing its duties hereunder.  In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.  The Indenture Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith.  The Master Servicer shall cooperate with the Indenture Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Servicers of the assignment of the master servicing functions and providing the Indenture Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Indenture Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Securities or thereafter be received with respect to the Mortgage Loans.  Neither the Indenture Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Indenture Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

Section 6.02

Additional Remedies of Indenture Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Indenture Trustee, in addition to the rights specified in Section 6.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Securityholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.03

Waiver of Defaults.

The Majority Securityholders may, on behalf of all Securityholders, waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Note Account or the Certificate Account that would result in a failure of the Indenture Trustee to make any required payment of principal of or interest on the Securities may only be waived with the consent of 100% of the affected Securityholders.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.04

Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Indenture Trustee shall promptly mail notice thereof by first class mail to the Security holders at their respective addresses appearing on the Note Register.  The Indenture Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Indenture Trustee, give written notice thereof to Securityholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.05

Directions by Securityholders and Duties of Indenture Trustee During Event of Default.

During the continuance of any Event of Default, the Majority Securityholders may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement; provided, however, that the Indenture Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Securityholders, unless such Securityholders shall have offered to the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Securityholders.

Section 6.06

Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Indenture Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Indenture Trustee shall give notice thereof to the Master Servicer.

Section 6.07

Preparation of Reports .

(a)

The Indenture Trustee shall prepare or cause to be prepared on behalf of the Trust, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Indenture Trustee shall file federal tax returns, all in accordance with Article VII hereof.  If the Indenture Trustee determines that a state tax return or other return is required, then, at its sole expense, the Indenture Trustee shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Indenture Trustee’s possession).  The Indenture Trustee shall forward copies to the Depositor of all such returns and supplemental tax information and such other information within the Indenture Trustee’s control as the Depositor may reasonably request in writing, and distribute to each Noteholder, such forms and such information within the control of the Indenture Trustee as are required by the Code to be furnished to them (other than any Form 1099s).  The Master Servicer will indemnify the Indenture Trustee for any liability of or assessment against the Indenture Trustee resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

(b)

The Indenture Trustee shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust, a Form 8811 as required.  The Indenture Trustee shall have no obligation to verify the information in any Form 8811 filing.

(c)

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter, within 10 days (or, if applicable, within such shorter period of time as is required under the rules of the Securities and Exchange Commission (the “Commission”) as in effect from time to time (the “Rules”)) following each Payment Date, the Indenture Trustee shall, in accordance with industry standards and the Rules, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), and the Master Servicer shall sign, a Form 10-D that includes (i) a copy of the statement to the Securityholders for such Payment Date, (ii) a copy of each report made available by the Credit Risk Manager pursuant to Section 4.36 (provided each such report is made available to the Indenture Trustee in a format compatible with EDGAR filing requirements) and (iii) such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB.  The Depositor agrees to cooperate with the Indenture Trustee and Indenture Trustee’s counsel to assist the Indenture Trustee in determining the form and content of any filings that may be required pursuant to this Section 6.07(a), and, without limiting the Indenture Trustee’s responsibility hereunder, otherwise to assist the Indenture Trustee in fulfilling its duties under this Section 6.07(c).

Prior to January 30 in the first year as to which it has received prior instructions from the Depositor to do so, the Indenture Trustee shall, in accordance with industry standards, prepare and file a Form 15 Suspension Notification with respect to the Trust, if applicable.

Prior to March 30, 20[__] and, unless and until a Form 15 Suspension Notification shall have been filed, on or prior to March 30 of each year thereafter, the Indenture Trustee shall file (but will not execute) a Form 10-K, and the Master Servicer shall sign, in substance conforming to industry standards and complying with the Rules, with respect to the Trust.  Each Form 10-K shall include (w) the certification required pursuant to Rule 13a-14 under the Exchange Act), as amended (the “Form 10-K Certification”) signed by an appropriate party or parties (which Form 10-K Certification the Indenture Trustee shall not be required to prepare or sign) (x) the annual certifications delivered by the Indenture Trustee, the Administrator, the Master Servicer, the Owner Trustee, the Credit Risk Manager, each Servicer and each Custodian pursuant to this Agreement, the Servicing Agreements, the Trust Agreement and the Custodial Agreements, (y) the related public accounting firm attestation reports and (z) such other information as is required by the Rules and Regulation AB.  If any party’s report on assessment of compliance with servicing criteria required by clause (x) in the immediately preceding sentence, or the related public accounting firm attestation report required by clause (y) in the immediately preceding sentence, identifies any material instance of noncompliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), the Indenture Trustee shall identify the material instance of noncompliance in such report in the Form 10-K; and in the event that the Indenture Trustee is unable to include any report required by either clause (x) or (y) in the immediately preceding sentence in the Form 10-K, the Indenture Trustee shall disclose such fact in the Form 10-K together with an explanation as to why such report is not included as an exhibit to the Form 10-K.  The Indenture Trustee shall promptly send copies of each periodic report filed on Form 8-K or other applicable form, each annual report on Form 10-K, and each Form 15 Suspension Notification, together in each case with the acceptance confirmation receipt from EDGAR, to [_____________] and to the Depositor (i) by e-mail to the e-mail addresses provided in writing by each of [___________] and the Depositor, respectively and (ii) to [___________] at [____________________], and to the Depositor at the address specified in Section 9.07, in each case to the attention of a designated contact specified by each of [___________] and the Depositor, respectively.

The Indenture Trustee shall have no liability for any delay in filing the Form 10-D, Form 10-K or Form 10-K Certification due to the failure of any party to sign such Form 10-D, Form 10-K or Form 10-K Certification.  The Depositor agrees to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Indenture Trustee shall have no responsibility to file any items other than those specified in this section.

(b)

If so requested, the Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit I for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Indenture Trustee shall not be required to undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K).

(c)

Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Estate for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct.  The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

Section 6.08

Reporting Requirements of the Commission and Indemnification .

(a)

On or before March 1 of each calendar year, the Indenture Trustee shall deliver to the Master Servicer and the Depositor a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Indenture Trustee, and that are backed by the same asset type as the Mortgage Loans.  Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

(b)

On or before March 1 of each calendar year, the Indenture Trustee shall deliver to the Master Servicer and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Indenture Trustee pursuant to subsection (a) above.  Each such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

(c)

The Indenture Trustee shall notify the Master Servicer and the Depositor (i) of any legal proceedings pending against the Indenture Trustee of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Indenture Trustee shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the Sponsor, the Issuer, the Owner Trustee, the Administrator, the Master Servicer, any Servicer, any Originator contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust Fund contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB, as applicable.

(d)

The Indenture Trustee hereby agrees to indemnify and hold harmless the Depositor, its respective officers and directors and each person, if any, who controls the Depositor or Master Servicer within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, the Master Servicer, their respective officers or directors and any such controlling person may become subject under the Securities Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such items of information regarding this Agreement and matters related to the Indenture Trustee furnished by the Indenture Trustee to the Depositor and the Master Servicer, including as applicable (by way of example and not limitation), any information required pursuant to subsections 6.08(a) and (c) above (collectively, the “Indenture Trustee Information”), or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, the Master Servicer, their respective officers or directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Indenture Trustee shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Indenture Trustee Information furnished to the Depositor or Master Servicer by or on behalf of the Indenture Trustee specifically in connection with this Agreement.

ARTICLE VII

TAX ADMINISTRATION

Section 7.01

Tax Treatment.

(a)

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Trust shall not be treated as (i) an association subject separately to taxation as a corporation, (ii) a “publicly traded partnership” as defined in Treasury Regulation Section 1.7704-1 promulgated under the Code or (iii) subject separately to taxation as a corporation under Section 7701(i)(1) of the Code. It is also the intention of the parties hereto that (i) the Notes qualify under applicable tax laws as indebtedness secured by the Collateral and (ii) the Trust formed hereby be disregarded as an entity separate from the holder of the Residual Certificate unless and until the date when either (a) there is more than one Residual Certificateholder or (b) any series of Notes is recharacterized as an equity interest in the Trust for federal income tax purposes. In such event, the Trust is intended to be classified as a partnership for federal income tax purposes.  The Depositor, the Indenture Trustee, and any holder of an Residual Certificate agree to report the transactions contemplated hereby in accordance with the above stated intentions unless and until determined to the contrary by an applicable taxing authority, and the provisions of this Agreement shall be interpreted to further the above stated intentions.

(b)

No offer, sale, transfer or other disposition (including any pledge or sale under a repurchase transaction) of any Residual Certificate shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Certificate Registrar and the Trust an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be (i) treated as an association taxable as a corporation for federal income tax purposes, (ii) taxable as a taxable mortgage pool as defined in Section 7701(i) of the Code or (iii) taxable as a “publicly traded partnership” as defined in Treasury Regulation section 1.7704-1 promulgated under the Code. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial registration and transfer of the Residual Certificate to the Initial Holder.

(c)

The Indenture Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis using the accrual method of accounting, (b) deliver (or cause to be delivered) to each Securityholder as may be required by the Code and applicable regulations of the U.S. Department of the Treasury (“Treasury Regulations”), such information as may be required to enable each Securityholder to prepare its federal and state income tax returns, (c) prepare and file or cause to be prepared and filed such tax returns relating to the Trust as may be required by the Code and applicable Treasury Regulations (making such elections as may from time to time be required or appropriate under any applicable state or federal statutes, rules or regulations) and (d) collect or cause to be collected any withholding tax as described in and in accordance with this Agreement with respect to income or distributions to Securityholders and prepare or cause to be prepared the appropriate forms relating thereto; provided, however, that the Indenture Trustee shall not be required to compute the Trust’s gross income and provided, further, that the Indenture Trustee shall not be required to prepare and file partnership tax returns on behalf of the Trust unless it receives an Opinion of Counsel (which shall not be at the Indenture Trustee’s expense, but shall be an expense of the Trust or other party furnishing such opinion) as to the necessity of such filings and reasonable compensation from the Trust not to exceed $5,000 per year. The Indenture Trustee shall sign all tax and information returns prepared or caused to be prepared pursuant to this Article VII, and in doing so shall rely entirely upon, and shall have no liability for information or calculations provided by, [                                  ], or any other Person. In no event shall the Indenture Trustee be liable for any errors or omissions in preparing or filing the tax returns or errors or omissions in maintaining the books of the Trust if such errors or omissions were due to errors or omissions in the information contained in the servicer's report. Anything to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for any errors or omissions in the preparing or filing of any tax returns or in maintaining the books of the Trust unless such error or omissions are due to the Indenture Trustee’s negligence or willful misconduct in so preparing, filing or maintaining.

(d)

If the Trust is classified as a partnership for federal income tax purposes, the Indenture Trustee shall cause the Trust to maintain capital accounts and make partnership allocations in accordance with Section 704 of the Code. The holder of the Residual Certificates evidencing the largest Percentage Interest shall be designated as the “tax matters partner” of the Trust.

(e)

The Depositor and each Certificateholder, by acceptance of an Residual Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Residual Certificates for federal, state and local income tax purposes as an equity interest in the Trust.  The Depositor and each Securityholder and each holder of a beneficial interest in a Note, by acceptance of a beneficial interest in a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for federal, state and local income tax purposes as indebtedness.

(f)

If any federal withholding tax is imposed on any payment to a Securityholder, such withholding tax shall reduce the amount otherwise payable to such Securityholder in accordance with this Article.  The Indenture Trustee agrees, to the extent required by the Code, to withhold from each payment due hereunder, United States withholding taxes at the appropriate rate, and, on a timely basis, to deposit such amounts with an authorized depository and make such returns, filings and other reports in connection therewith as are required by the Code.  Any Securityholder organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Securityholder becomes a Securityholder, (a) so notify the Indenture Trustee and (b)(i) provide the Indenture Trustee with Internal Revenue Service Form W-8BEN (or similar forms), or (ii) notify the Indenture Trustee that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest.  Any such Securityholder agrees by its acceptance of a Security, on an ongoing basis, to provide like certification for each taxable year and to notify the Indenture Trustee should subsequent circumstances arise affecting the information provided to the Indenture Trustee in clauses (a) and (b) above.  The Indenture Trustee shall be fully protected in relying upon, and each Securityholder by its acceptance of a Security agrees to indemnify and hold the Indenture Trustee harmless against all claims or liability of any kind arising in connection with or related to the Indenture Trustee’s reliance upon, any documents, forms or information provided by any Securityholder to the Indenture Trustee.  In addition, if the Indenture Trustee has not withheld taxes on any payment made to any Securityholder, and the Indenture Trustee is subsequently required to remit to any taxing authority any such amount not withheld, such Securityholder shall return such amount to the Indenture Trustee upon written demand by the Indenture Trustee.  The Indenture Trustee shall be liable only for direct (but not consequential) damages to any Securityholder due to the Indenture Trustee’s violation of the Code and only to the extent such liability is caused by the Indenture Trustee’s gross negligence or willful misconduct.  The amount of any withholding tax imposed on any payments to a Securityholder shall be treated as cash distributed to the Securityholder at the time it is so withheld and remitted to the appropriate taxing authority.  If withholding tax might be payable on a payment to a Non-U.S. Person, the Indenture Trustee may in its sole discretion withhold an appropriate amount to cover such possibility.

ARTICLE VIII

TERMINATION

Section 8.01

Termination.

The respective obligations and responsibilities of the Master Servicer, the Depositor, the Issuer and the Indenture Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the date (the “Termination Date”) which is the earlier to occur of:

(i)

the day after the day on which the Securities are paid in full (including payment pursuant to Section 8.02 below); and

(ii)

the date that is 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 8.02

Termination Prior to Maturity Date; and Optional Redemption.

(a)

On any Payment Date occurring on or after the Initial Optional Purchase Date, the Master Servicer, acting directly or through one or more Affiliates, with the prior written consent of LBH (which consent shall not unreasonably be withheld), may purchase from the Issuer all (but not fewer than all) of the Mortgage Loans and all other property of the Issuer at a cash price equal to the sum of (w) the greater of (i) the unpaid principal balance of each Mortgage Loan immediately prior to the date of purchase and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (x) any accrued and unpaid interest on the Mortgage Loans from the date as to which interest was last paid to (but not including) the Due Date in the Due Period immediately preceding the related Payment Date, calculated at the Mortgage Rate thereon, (y) any unreimbursed Servicing Advances with respect to such Mortgage Loan and (z) the fair market value of all other property of the Trust.  The Master Servicer shall deliver written notice of its intention to exercise such option to the Issuer, the Indenture Trustee and the Master Servicer not less than ten days prior to the applicable Payment Date.

In connection with such purchase, the Master Servicer shall remit to the Indenture Trustee all amounts then on deposit in the Collection Account in respect of the related Total Payment Amount for deposit to the Note Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

(b)

On the Payment Date that is three months prior to the Maturity Date, the Owner Trustee (on behalf of the Issuer) shall solicit bids for the purchase of the Mortgage Loans and all other property of the Trust.  To effectuate such sale, the Owner Trustee shall make reasonable efforts to sell all of the property of the Trust for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which shall include the good faith solicitation of competitive bids, and the receipt of such bids from no fewer than two prospective purchasers that are considered at the time to be competitive participants in the applicable mortgage market.  The Owner Trustee shall consult Lehman Brothers Inc. or any other financial advisor of its choice in determining whether the fair market value of the property of the Trust has been offered.  The Owner Trustee shall sell all of the property of the Trust to the highest bidder.  The Owner Trustee shall be entitled to reimbursement for all costs and expenses incurred by it under this Section 8.02(b).

(c)

Promptly following any such purchase pursuant to paragraphs (a) or (b) of this Section, the Indenture Trustee or the applicable Custodian shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 8.02, or otherwise upon its order

Section 8.03

Certain Notices upon Final Payment.

The Master Servicer or the Owner Trustee, as applicable, shall give the Issuer, the Indenture Trustee, each Rating Agency, each Securityholder and the Depositor at least 30 days’ prior written notice of the date on which the Trust is expected to terminate in accordance with Section 6.01, or the date on which the Securities will be redeemed in accordance with Section 6.02.  Not later than the fifth Business Day in the Due Period in which the final payment in respect to the Securities is payable to the Securityholders, the Indenture Trustee shall mail to the Securityholders a notice specifying the procedures with respect to such final payment.  The Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Securityholders.  Following the final payment thereon, such Securities shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

Section 8.04

Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders, and their respective successors and permitted assigns.  No other Person will have any right or obligation hereunder.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01

Binding Nature of Agreement; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.02

Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 9.03

Amendment.  (a) This Agreement may be amended from time to time by the Depositor, the Issuer, the Master Servicer, the Indenture Trustee and the Holder of the Residual Certificate, without notice to or the consent of any of the Holders of the Notes, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the Trust or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or in any other Operative Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and applicable regulations as evidenced by an Opinion of Counsel or (v) to amend this Agreement to the extent required to comply with any SEC Rules.  No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel (other than in the case of an amendment pursuant to clause (v) above) (which shall be an expense of the party requesting such amendment and shall not be an expense of the Trust), result in an adverse effect on the status of the Notes as debt for federal income tax purposes, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Indenture Trustee may require an Opinion of Counsel (other than in the case of an amendment pursuant to clause (v) above) (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph.  Any such amendment (other than in the case of an amendment pursuant to clause (v) above) shall be deemed not to adversely affect in any material respect any Holder, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Notes.

(b)

This Agreement may also be amended from time to time by the Depositor, the Issuer, the Master Servicer and the Indenture Trustee with the consent of the Holders of not less than 66-2/3% of the Note Principal Amount of the Notes and of the Holder of the Residual Certificate for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Indenture Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Class of Notes, without the consent of the Noteholders of such Class or (ii) reduce the aforesaid percentages of Note Principal Amount of Notes, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Note  Principal Amount of the Notes.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of Book-Entry Notes, the related Note Owners.

(c)

Promptly after the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to each Rating Agency.

(d)

It shall not be necessary for the consent of Holders under this Section 9.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

(e)

Nothing in this Agreement shall require the Indenture Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Indenture Trustee or the Trust Estate), satisfactory to the Indenture Trustee, to the effect that such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with.  The Indenture Trustee shall have no obligation to consent to any amendment that it reasonably believes will materially and adversely affect its rights or immunities under this Agreement.

Section 9.04

Acts of Securityholders.  Except as otherwise specifically provided herein, whenever Securityholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Securityholders if the Majority Securityholders agree to take such action or give such consent or approval.

Section 9.05

Recordation of Agreement.  To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of Holders of not less than 66-2/3% of the Note Principal Balance of the Notes and of the Holder of the Residual Certificate requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Securityholders, or is necessary for the administration or servicing of the Mortgage Loans.

Section 9.06

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

Section 9.07

Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 745 7th Avenue, New York, New York 10019, Attention: Mortgage Backed Finance, (b) in the case of the Indenture Trustee, the Paying Agent or the Administrator, [________________], Attention:  SASCO 20[__]-[__], (c) in the case of the Master Servicer, [________________], Attention:  SASCO 20[__]-[__] and (d) in the case of the Issuer, c/o [______________], Attention:  [_____________], or as to each party such other address as may hereafter be furnished by such party to the other parties in writing.  Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the applicable register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 9.08

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof.

Section 9.09

Indulgences; No Waivers.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 9.10

Headings Not To Affect Interpretation.  The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 9.11

Benefits of Agreement.  Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

Section 9.12

Special Notices to the Rating Agencies.  (a) The Seller shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

(i)

any amendment to this Agreement pursuant to Section 9.03; and

(ii)

the making of a final payment hereunder.

(b)

All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to [Fitch:

Fitch Ratings

One State Street Plaza

New York, New York 10004

Fax no.: (212) 376-6849]

if to [Moody’s:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10004

Fax no.: (212) 553-4392]

if to [S&P:

Standard & Poors Ratings Service, a division

of the McGraw-Hill Companies, Inc.

55 Water Street
New York, New York  10041
Fax no.:  (212) 438-2661]

(c)

The Master Servicer shall make available to the Rating Agencies each report prepared pursuant to Section 4.10.

Section 9.13

Indemnification of Indenture Trustee.  The Indenture Trustee shall be indemnified by the Seller for and held harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the third paragraph of Section 2.01(a) hereof, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph.  The provisions of this Section 9.13 shall survive any termination of this Agreement and the resignation or removal of the Indenture Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 9.14

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 9.15

Execution by the Issuer.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by [_______________], not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by [_______________] but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on [_______________], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall [_______________] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.

Section 9.16

Transfer of Servicing.

Each Seller agrees that it shall provide written notice to the Trustee and the Master Servicer thirty days prior to any transfer or assignment by such Seller of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any Person other than the initial Servicer under such Servicing Agreement; provided, that (i) each Seller shall not be required to provide prior notice of any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date or (ii) Lehman Holdings shall be required to provide notice of any transfer of servicing rights by either of them to the other.  In addition, the ability of each Seller to transfer or assign its rights and delegate its duties under any Servicing Agreement (other than a transfer of servicing rights between Lehman Holdings and Lehman Bank) or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

(i)

Such successor servicer must be qualified to service loans for FNMA or FHLMC;

(ii)

Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination, and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

(iii)

Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the applicable Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect with such Servicer;

(iv)

If the successor servicer is not a Servicer of Mortgage Loans at the time of transfer, there must be delivered to the Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes;

(v)

The related Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the related Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the related Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the related Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the related Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Deposit Date, to the Master Servicer, all funds held by the applicable Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the related Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the related Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

SASCO MORTGAGE LOAN TRUST 20[__]-[__]

By:

[_______________], not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

STRUCTURED ASSET SECURITIES

CORPORATION, as Depositor

By:

Name:

Title:

[_______________________],

as Indenture Trustee

By:

Name:

Title:

[_______________________],

as Master Servicer

By:

Name:

Title:

[_______________________],

as Credit Risk Manager

By:

 Name:

 Title:

Solely for purposes of Article II, Sections 3.03,
3.04 and 9.13, accepted and

agreed to by:

LEHMAN BROTHERS HOLDINGS INC.

By:

Name:

Title:

Solely for purposes of Sections 7.01(a), 7.01(c), 7.01(i), and 7.02 accepted and agreed to by:

[________________________]

  not in its individual capacity but solely
  as Owner Trustee

By:

Name:

      Title:

EXHIBIT A-1

FORM OF INITIAL CERTIFICATION

Date

[_________________]

[_________________]

[_________________]

Structured Asset Securities Corporation

745 7th Avenue

New York, New York  10019

Re:

Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of [___________] [__], 20[__] by and among Structured Asset Securities Corporation, as Depositor, [________________] as Indenture Trustee, [_____________], as Master Servicer, [________________], as
Credit Risk Manager, and SASCO Mortgage Loan Trust 20[__]-[__], as Issuer

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Transfer and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.01(b) of the Transfer and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Transfer and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used but not otherwise defined herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement.  This certificate is subject in all respects to the terms of Section 2.02 of the Transfer and Servicing Agreement and the Transfer and Servicing Agreement sections cross-referenced therein.

[Custodian]

By:_____________________________________

Name:

Title:

EXHIBIT A-2

FORM OF INTERIM CERTIFICATION

Date

[_________________]

[_________________]

[_________________]

Structured Asset Securities Corporation

745 7th Avenue

New York, New York 10019

Re:

Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of [___________] [__], [____] by and among Structured Asset Securities Corporation, as Depositor, [________________] as Indenture Trustee, [______________], as Master Servicer, [______________], as
Credit Risk Manager, and SASCO Mortgage Loan Trust 20[__]-[__], as Issuer

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Transfer and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Transfer and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used but not otherwise defined herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement including, but not limited to, Section 2.02(b).

[Custodian]

By:_____________________________________

Name:

Title:

EXHIBIT A-3

FORM OF FINAL CERTIFICATION

Date

[_________________]

[_________________]

[_________________]

Structured Asset Securities Corporation

745 7th Avenue

New York, New York 10019

Re:

Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of [____________] [__], 20[__] by and among Structured Asset Securities Corporation, as Depositor, [______________] as Indenture Trustee, [______________], as Master Servicer, [______________], as
Credit Risk Manager, and SASCO Mortgage Loan Trust 20[__]-[__], as Issuer

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Transfer and Servicing Agreement, the undersigned, as Custodian on behalf of the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Transfer and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

Capitalized words and phrases used but not otherwise defined herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement.

[Custodian]

By:_____________________________________

Name:

Title:

EXHIBIT A-4

FORM OF ENDORSEMENT

Pay to the order of [______________] , as indenture trustee (the “Indenture Trustee”) under the Transfer and Servicing Agreement dated as of [_____________] [__], 20[__] by and among Structured Asset Securities Corporation, as Depositor, the Indenture Trustee, [____________] as Master Servicer, [_____________], as Credit Risk Manager, and SASCO Mortgage Loan Trust 20[__]-[__], as Issuer relating to SASCO Mortgage Loan Trust 20[__]-[__] Mortgage Backed Notes, Series 20[__]-[__], without recourse.

__________________________________

[current signatory on note]

By:_______________________________

Name:

Title:

EXHIBIT B

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Date

[Addressed to Indenture Trustee

or, if applicable, custodian]

In connection with the administration of the mortgages held by you as Indenture Trustee under a certain Transfer and Servicing Agreement dated as of [____________] [__], 20[__] by and among Structured Asset Securities Corporation, as Depositor, you, as Indenture Trustee, [______________], as Master Servicer, [_____________], as Credit Risk Manager, and SASCO Mortgage Loan Trust 20[__]-[__], as Issuer (the “Transfer and Servicing Agreement”), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Indenture Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1.

Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Note Account pursuant to the Transfer and Servicing Agreement.)

2.

The Mortgage Loan is being foreclosed.

3.

Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Transfer and Servicing Agreement.)

4.

Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Note Account pursuant to the Transfer and Servicing Agreement.)

5.

Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Transfer and Servicing Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

Capitalized terms used herein shall have the meanings ascribed to them in the Transfer and Servicing Agreement.

_____________________________________

[Name of Servicer]

By:__________________________________

Name:

Title: Servicing Officer

EXHIBIT C

LIST OF SERVICING AGREEMENTS

1.

Servicing Agreement dated as of [___________] [__], 20[__], among [______________], as servicer, the Master Servicer and the Seller.

2.

Servicing Agreement dated as of [___________] [__], 20[__], among [______________], as servicer, the Master Servicer and the Seller.

EXHIBIT D

(RESERVED)

EXHIBIT E

(RESERVED)

EXHIBIT F-1

CUSTODIAL AGREEMENT
([___________________])

EXHIBIT F-2

CUSTODIAL AGREEMENT
([___________________])

EXHIBIT F-3

CUSTODIAL AGREEMENT
([___________________])

EXHIBIT F-4

CUSTODIAL AGREEMENT
([___________________])

EXHIBIT G

LIST OF CREDIT RISK MANAGEMENT AGREEMENTS

1)

Credit Risk Management Agreement dated [__________] [__], [____] between [___________], as credit risk manager (the “Credit Risk Manager”) and [__________], as servicer.

2)

Credit Risk Management Agreement dated [__________] [__], [____] between the Credit Risk Manager and [_____________], as servicer.

EXHIBIT H

[RESERVED]

EXHIBIT I

FORM CERTIFICATION TO BE PROVIDED TO DEPOSITOR

AND/OR MASTER SERVICER BY THE INDENTURE TRUSTEE

Structured Asset Securities Corporation

745 7th Avenue, 7th Floor

New York, New York 10019

[___________________]

[___________________]

[___________________]

Re:

SASCO Mortgage Loan Trust 20[__]-[__]
Mortgage Backed Notes, Series 20[__]-[__]

Reference is made to the transfer and servicing agreement dated as of [____________] [__], [____] (the “Transfer and Servicing Agreement”), by and among SASCO Mortgage Loan Trust 20[__]-[__], as issuer, [______________], as indenture trustee (the “Indenture Trustee”), [______________], as master servicer (the “Master Servicer”), [_______________], as credit risk manager, and Structured Asset Securities Corporation, as depositor (the “Depositor”).  The Indenture Trustee hereby certifies to the Depositor and the Master Servicer, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)

The Indenture Trustee has reviewed the annual report on Form 10-K for the fiscal year [   ], and all reports on Form 8-K containing payment reports required by the Transfer and Servicing Agreement to be included therein and filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

(ii)

Based solely upon the information provided to us by the Master Servicer, the information set forth in the reports referenced in (i) above does not contain any untrue statement of material fact; and

(iii)

Based on my knowledge, the payment information required to be provided by the Indenture Trustee under the Transfer and Servicing Agreement is included in these reports.

Date:

[_______________], as Indenture Trustee

By:

____________________________

Name:

____________________________

Title:

____________________________

EXHIBIT J-1

FORMAT OF WATCHLIST REPORT

EXHIBIT J-2

FORMAT OF LOSS SEVERITY REPORT

EXHIBIT J-3

FORMAT OF MORTGAGE INSURANCE CLAIMS REPORT

EXHIBIT J-4

FORMAT OF PREPAYMENT PREMIUMS REPORT

EXHIBIT J-5

FORMAT OF ANALYTICS REPORT

EXHIBIT K

FORM OF CERTIFICATION TO BE PROVIDED

BY THE CREDIT RISK MANAGER

FORM OF CERTIFICATION

Re: SASCO Mortgage Loan Trust 20[__]-[__] Mortgage Backed Notes, Series 20[__]-[__] issued pursuant to the Indenture dated as of [___________] [__], [____], between SASCO Mortgage Loan Trust 20[__]-[__], as Issuer (the “Issuer”), and [______________], as Indenture Trustee (the “Indenture Trustee”), and secured by certain Mortgage Loans transferred to the Issuer pursuant to the Transfer and Servicing Agreement dated as of [___________] [__], [____], among the Issuer, Structured Asset Securities Corporation, as Depositor (the “Depositor”), [_____________], as Master Servicer, [_____________], as Credit Risk Manager and [________________], as Trustee (the “Trustee”).

[_______________] (the “Credit Risk Manager”) certifies to the Depositor, the Indenture Trustee, and [10-K Signatory Entity] its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

Based on the knowledge of the Credit Risk Manager, taken as a whole, the information in the reports provided during the calendar year immediately preceding the date of this certificate (the “Relevant Year”) by the Credit Risk Manager pursuant to the Master Consulting Agreement dated as of [___________] [__], 20[__] (the “Master Consulting Agreement”), by and between the Credit Risk Manager and Lehman Brothers Holdings, Inc. and pursuant to Transaction Addendum #[__] (the “Transaction Addendum Number [__]”), does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date that each of such reports was provided; and

2.

The Credit Risk Manager has fulfilled its obligations under the Master Consulting Agreement and Transaction Addendum Number [__] throughout the Relevant Year.

[_________________________]

By:____________________________________

Name:_________________________________

Title: _________________________________

EXHIBIT L

INTEREST RATE CAP AGREEMENT

SCHEDULE A

MORTGAGE LOAN SCHEDULE